                                                                    EXHIBIT 10.1
================================================================================



                        P&L COAL HOLDINGS CORPORATION,
                            a Delaware corporation,
                                  as Borrower

                           _________________________



                     AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of June 9, 1998

                           _________________________


                                $1,400,000,000
                                Credit Facility

                           _________________________


                           THE LENDERS PARTY HERETO,


                         LEHMAN COMMERCIAL PAPER INC.,
                             as Syndication Agent


                             LEHMAN BROTHERS INC.,
                                 as Arranger,


                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as Administrative Agent


                                      and


             BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                                      and
                            THE FUJI BANK, LIMITED,
                            as Documentation Agents



================================================================================

                                    TABLE OF CONTENTS
                                    -----------------

                                                                                        Page
                                                                                        ----
SECTION 1.   DEFINITIONS................................................................   2
      1.1    Defined Terms..............................................................   2
      1.2    Other Definitional Provisions..............................................  24
      1.3    Interrelationship with Original Credit Agreement...........................  24
      1.4    Confirmation of Existing Obligations.......................................  25

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS AND LOANS..................................  25
      2.1    Commitments................................................................  25
      2.2    Procedure for Borrowing....................................................  27
      2.3    Commitment Fee.............................................................  28
      2.4    Termination or Reduction of Revolving Credit Commitments...................  28
      2.5    Repayment of Loans; Evidence of Debt.......................................  28
      2.6    Optional Prepayments; Mandatory Prepayments and Reduction of Commitments...  32
      2.7    Conversion and Continuation Options........................................  34
      2.8    Minimum Amounts and Maximum Number of Tranches.............................  34
      2.9    Interest Rates and Payment Dates...........................................  35
      2.10   Computation of Interest and Fees...........................................  35
      2.11   Inability to Determine Interest Rate.......................................  35
      2.12   Pro Rata Treatment and Payments............................................  36
      2.13   Illegality.................................................................  37
      2.14   Requirements of Law........................................................  37
      2.15   Taxes......................................................................  38
      2.16   Indemnity..................................................................  40
      2.17   Replacement of Lenders.....................................................  41
      2.18   Certain Fees...............................................................  41
      2.19   Certain Rules Relating to the Payment of Additional Amounts................  41

SECTION 3.   LETTERS OF CREDIT..........................................................  42
      3.1    L/C Commitment.............................................................  42
      3.2    Procedure for Issuance of Letters of Credit................................  42
      3.3    Fees, Commissions and Other Charges........................................  43
      3.4    L/C Participation..........................................................  43
      3.5    Reimbursement Obligation of the Borrower...................................  44
      3.6    Obligations Absolute.......................................................  45
      3.7    Letter of Credit Payments..................................................  45
      3.8    Application................................................................  45

SECTION 4.   REPRESENTATIONS AND WARRANTIES.............................................  45
      4.1    Financial Statements and Condition.........................................  45
      4.2    No Change..................................................................  46
      4.3    Corporate Existence........................................................  46

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      4.4    Corporate Power; Authorization; Enforceable Obligations; No Conflict............  46
      4.5    No Legal Bar....................................................................  47
      4.6    Litigation; Compliance with Laws; Reserves......................................  47
      4.7    No Default......................................................................  47
      4.8    Ownership and Location of Property; Liens.......................................  47
      4.9    Intellectual Property...........................................................  49
      4.10   Taxes...........................................................................  49
      4.11   Federal Regulations.............................................................  49
      4.12   ERISA; Coal Act; Black Lung Act.................................................  49
      4.13   Investment Company Act; Other Regulations.......................................  50
      4.14   Subsidiaries and Other Investments..............................................  50
      4.15   Purpose of Loans................................................................  50
      4.16   Environmental Matters...........................................................  51
      4.17   Collateral Documents............................................................  52
      4.18   Accuracy and Completeness of Information........................................  52
      4.19   Solvency........................................................................  53
      4.20   Labor Matters...................................................................  53
      4.21   Transaction Documents...........................................................  53
      4.22   Insurance.......................................................................  53
      4.23   Receipt of Proceeds.............................................................  54
      4.24   Coal Supply Agreements..........................................................  54
      4.25   Mines...........................................................................  54
      4.26   Titled Equipment................................................................  54
      4.27   Acts of God.....................................................................  54
      4.28   Surety Bonds....................................................................  54
      4.29   Coal Sales......................................................................  54

SECTION 5.   CONDITIONS PRECEDENT............................................................  55
      5.1    Effective Date..................................................................  55
      5.2    [RESERVED]......................................................................  57
      5.3    Conditions to a Credit Event....................................................  57

SECTION 6.   AFFIRMATIVE COVENANTS...........................................................  58
      6.1    Financial Statements............................................................  58
      6.2    Certificates; Other Information.................................................  58
      6.3    Payment of Obligations..........................................................  59
      6.4    Existence; Businesses and Properties............................................  59
      6.5    Insurance.......................................................................  60
      6.6    Inspection of Properties; Books and Records; Discussions........................  61
      6.7    Notices.........................................................................  62
      6.8    Mining and Environmental Laws...................................................  63
      6.9    Further Assurances..............................................................  63
      6.10   Additional Collateral...........................................................  63
      6.11   Interest Rate Protection........................................................  68
      6.12   Foreign Jurisdictions...........................................................  69
      6.13   Maintenance of Collateral; Alterations..........................................  69
      6.14   Use of Proceeds.................................................................  69


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      6.15   [RESERVED]......................................................................  69
      6.16   Preparation of Environmental Reports............................................  69
      6.17   Citizens Debt...................................................................  69
      6.18   Maintenance of Coal Reserves....................................................  69
      6.19   Coal Supply Agreements..........................................................  69
      6.20   Exploration and Reserves........................................................  70
      6.21   Certain Long Term Liabilities and Environmental Reserves........................  70
      6.22   [RESERVED]......................................................................  70
      6.23   Unrestricted Subsidiaries.......................................................  70

SECTION 7.   NEGATIVE COVENANTS..............................................................  70
      7.1    Financial Condition Covenants...................................................  71
      7.2    Limitation on Indebtedness......................................................  72
      7.3    Limitation on Liens.............................................................  74
      7.4    Limitation on Guarantee Obligations.............................................  76
      7.5    Limitation on Fundamental Changes...............................................  77
      7.6    Limitation on Sale of Assets....................................................  77
      7.7    Dividends and Distributions; Restrictions on Ability of Restricted Subsidiaries
              to Pay Dividends...............................................................  79
      7.8    Limitation on Capital Expenditures..............................................  80
      7.9    Limitation on Investments, Loans and Advances...................................  80
      7.10   Limitation on Optional Payments and Modifications of Instruments and Agreements.  82
      7.11   Limitation on Transactions with Affiliates......................................  82
      7.12   Limitation on Sales and Leasebacks..............................................  83
      7.13   Limitation on Changes in Fiscal Year............................................  84
      7.14   Limitation on Negative Pledge Clauses...........................................  84
      7.15   Limitation on Lines of Business.................................................  84
      7.16   Designated Senior Debt..........................................................  84

SECTION 8.   EVENTS OF DEFAULT...............................................................  84

SECTION 9.   THE AGENTS......................................................................  88
      9.1    Appointment.....................................................................  88
      9.2    Delegation of Duties............................................................  88
      9.3    Exculpatory Provisions..........................................................  88
      9.4    Reliance by Agents..............................................................  89
      9.5    Notice of Default...............................................................  89
      9.6    Non-Reliance on Agents and Other Lenders........................................  89
      9.7    Indemnification.................................................................  90
      9.8    Agents, in Their Individual Capacities..........................................  90
      9.9    Successor Administrative Agent..................................................  90
      9.10   The Arranger....................................................................  91

SECTION 10.  MISCELLANEOUS...................................................................  91
      10.1   Amendments and Waivers..........................................................  91
      10.2   Notices.........................................................................  92


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
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                                                                                             ----
      10.3   No Waiver; Cumulative Remedies..................................................  94
      10.4   Survival of Representations and Warranties......................................  94
      10.5   Payment of Expenses and Taxes...................................................  94
      10.6   Successors and Assigns; Participations and Assignments..........................  94
      10.7   Adjustments; Set-off............................................................  98
      10.8   Counterparts....................................................................  98
      10.9   Severability....................................................................  98
      10.10  Integration.....................................................................  98
      10.11  Governing Law...................................................................  98
      10.12  Submission to Jurisdiction; Waivers.............................................  99
      10.13  Acknowledgements................................................................  99
      10.14  Waivers of Jury Trial........................................................... 100
      10.15  Confidentiality................................................................. 100
      10.16  Prudential Note................................................................. 100
      10.17  Year 2000....................................................................... 100
      10.18  Existing Agreements Superseded.................................................. 101

EXHIBITS

Exhibit A-1         Form of Tranche A Term Note
Exhibit A-2         Form of Tranche B Term Note
Exhibit A-3         Form of Revolving Credit Note
Exhibit A-4         Form of Swing Line Note
Exhibit B           Form of Guarantee and Collateral Agreement
Exhibit C-1         Form of Legal Opinion of Simpson Thacher & Bartlett with
                     respect to the Borrower and the other Credit Parties
Exhibit C-2         Form of Legal Opinion of Jeffery Klinger with respect to the
                     Borrower and the other Credit Parties
Exhibit D           Form of Notice of Borrowing
Exhibit E           Form of Certificate of Non-U.S. Lender
Exhibit F           Form of Assignment and Acceptance
Exhibit G           Form of Confirmation Agreement
Exhibit H           Form of Subordination Agreement
Exhibit I           Form of Patent Security Agreement
Exhibit J           Form of Trademark Security Agreement

SCHEDULES

Schedule I          Lenders and Commitments
Schedule II         Pricing Grid
Schedule III        Transaction Documents
Schedule IV         Coal Act
Schedule V          Black Lung Act
Schedule VI         Retiree Welfare Benefits
Schedule 4.4        Required Consents
Schedule 4.5        No Legal Bar
Schedule 4.6        Material Litigation
Schedule 4.8        Real Property
Schedule 4.9        Intellectual Property Claims
Schedule 4.12       ERISA
Schedule 4.14       Subsidiaries
Schedule 4.16       Environmental Matters
Schedule 4.17       Filing Jurisdictions
Schedule 4.22       Existing Insurance
Schedule 4.24       Coal Supply Agreements
Schedule 4.25       Mines
Schedule 6.10       Certain Real Property
Schedule 7.2(e)     Existing Indebtedness
Schedule 7.3(f)     Existing Liens
Schedule 7.4        Existing Guarantee Obligations
Schedule 7.7        Operating Leases
Schedule 7.9(e)     Existing Investments

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 9, 1998, among P&L Coal Holdings Corporation, a Delaware corporation (the "Borrower"),
                                                                  --------
the several lenders from time to time parties hereto (the "Lenders"), Lehman
                                                           -------
Brothers Inc., as arranger (in such capacity, the "Arranger"), Lehman Commercial
                                                   --------
Paper Inc. ("LCPI"), as syndication agent (in such capacity, the "Syndication
             ----                                                 -----------
Agent"), Bank of America National Trust & Savings Association and The Fuji Bank,
-----
Limited, each as documentation agent (the "Documentation Agents") and The First
                                           --------------------
National Bank of Chicago, as administrative agent for the Agents (as defined below) and the Lenders (in such capacity, the "Administrative Agent"), AMENDS
                                               --------------------
AND RESTATES IN FULL the Credit Agreement, dated as of May 14, 1998 (the "Original Credit Agreement"), among the Borrower, LCPI, as lender (the "Original
 -------------------------                                              --------
Lender"), the Arranger, the Syndication Agent, LCPI, as administrative agent
------
(the "Original Administrative Agent"), and LCPI, as documentation agent (the
      -----------------------------
"Original Documentation Agent"); this amendment and restatement of the Original
 ----------------------------
Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement".
                   ----------------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Texas Utilities Company ("TU") previously made an offer (the
                                             --
"Offer") to the shareholders of The Energy Group PLC ("TEG"), a diversified
 -----                                                 ---
energy company with its principal place of business in London, England, which offer was conditioned upon the sale by Energy Holdings (No. 2) Ltd. and Peabody Investments, Inc. (collectively, the "Seller"), each a Subsidiary of TEG, to the
                                      ------
Borrower of (i) all of the outstanding Capital Stock of the Acquired Companies and (ii) the Minority Interests for $2,064,994,000 in cash (the "Cash
                                                                 ----
Consideration");
-------------

          WHEREAS, the Original Lender previously extended credit to the Borrower under the Original Credit Agreement to (i) finance the Acquisition and related fees and expenses, (ii) repay up to $50,000,000 of Indebtedness of Peabody Australia and its Subsidiaries, (iii) if necessary, provide cash collateral for certain letters of credit of the Acquired Subsidiaries and (iv) to finance the working capital and other general corporate needs of the Borrower and its Restricted Subsidiaries in the ordinary course of business and to make certain investments permitted thereunder;

          WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in full as set forth herein;

          WHEREAS, the Original Lender and the Original Agents are willing so to amend and restate the Original Credit Agreement and to continue to extend credit to the Borrower, upon and subject to the terms and conditions set forth herein, and in connection therewith (i) the Original Lender will be assigning a portion of its Loans and Commitments under the Original Credit Agreement to the Lenders in the amounts set forth on Schedule I hereto, (ii) the Administrative Agent will be replacing the Original Administrative Agent and (iii) the Documentation Agents will be replacing the Original Documentation Agent;

          WHEREAS, it is the intent of the Borrower, the Original Lender, the Lenders, the Original Agents and the Agents that this Credit Agreement amend and restate in its entirety the Original Credit Agreement and that, from and after the Effective Date, the Original Credit Agreement shall be of no force and effect except to evidence the terms and conditions under which the Borrower heretofore has incurred obligations and liabilities to the Original Lender and the Original Agents (as evidenced by the Original Credit Agreement and the Original Administrative Agent's books and records); and

          WHEREAS, this Credit Agreement is made in renewal, amendment, restatement and modification of, but not in extinguishment of, the obligations under the Original Credit Agreement.


          NOW, THEREFORE, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Acquired  Companies": collectively, PHCI, Citizens, Gold Fields,
           -------------------
     Darex and Peabody Australia.

          "Acquired Subsidiaries": collectively, the Acquired Companies and
           ---------------------
     their respective Subsidiaries.

          "Acquisition":  the acquisition by the Borrower of (i) all of the
           -----------
     outstanding Capital Stock of the Acquired Companies and (ii) the Minority Interests, on the terms and conditions set forth in the Acquisition Agreement.

          "Acquisition Agreement": the Agreement dated as of March 2, 1998,
           ---------------------
     between the Borrower and TEG, as the same may be amended, modified or supplemented from time to time not in violation of the terms hereof.

          "Adjustment Date":  the fifth day following the receipt by the
           ---------------
     Administrative Agent of the financial statements for the most recently completed fiscal period furnished pursuant to subsection 6.1(a) or (b), as the case may be, and the compliance certificate with respect to such financial statements furnished pursuant to subsection 6.2(c). For purposes of determining the Applicable Margin and the Commitment Fee Rate, the first "Adjustment Date" shall mean the date on which the financial statements for
      ---------------
     the fiscal quarter ended September 30, 1998 furnished pursuant to subsection 6.1(b) and the related compliance certificate furnished pursuant to subsection 6.2(c) are delivered to the Administrative Agent pursuant to subsection 6.1(b) and 6.2(c), respectively.

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person
                                                           -------
     means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":  the collective reference to the Arranger, the Syndication
           ------
     Agent, the Documentation Agents and the Administrative Agent.

          "Aggregate Outstanding Extensions of Credit":  as to any Lender with
           ------------------------------------------
     respect to any Type of Loan at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans of such Type made by such Lender then outstanding and (b) in the case of

     Revolving Credit Loans, such Lender's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, restated, supplemented
           ---------
     or otherwise modified from time to time.

          "Applicable Margin":  at any time, the percentages set forth on
           -----------------
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Applicable Margins commencing on the Closing Date (or, if earlier, the Escrow Date) shall be those set forth in Schedule II opposite a Debt Ratio captioned "4.75x" until the first Adjustment Date, (b) the Applicable Margins determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Applicable Margins shall be (i) for the first 35 days subsequent to such due date, the Applicable Margin in effect prior to such due date and (ii) thereafter, those set forth opposite a Debt Ratio captioned "4.75x" in either case, until the date of delivery of such financial statements and compliance certificate.

          "Application":  an application or request, in such form as the Issuing
           -----------
     Lender may specify from time to time and delivered by such means (including, without limitation, by facsimile or other means of electronic transmission or pursuant to a computerized system established by the Issuing Lender) as the Issuing Lender and the Borrower may from time to time agree, requesting the Issuing Lender to issue a Letter of Credit.

          "Asset Sale":  any sale, sale and leaseback, or other disposition by
           ----------
     any Person or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of such Person, except (i) sales and dispositions permitted by subsection 7.6 (other than subsection 7.6(b), (e), (k) or (m)) and (ii) a sale and leaseback of property or assets consummated within 180 days of the initial acquisition of such property or assets by such Person or its Subsidiary.

          "Assignee":  as defined in subsection 10.6(c).
           --------

          "Attributable Debt": in respect of a sale and leaseback transaction
           -----------------
     resulting in a Financing Lease, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Available Commitment":  as to any Lender and any Type of Loan, at any
           --------------------
     time, an amount equal to the excess, if any, of (a) such Lender's Commitment with respect to such Type of Loan minus (b) such Lender's Aggregate Outstanding Extensions of Credit with respect to such Type of Loan.

          "Base Rate":  for any day, the higher of: (a) 0.50% per annum above
           ---------
     the latest Federal Funds Rate; and (b) the per annum rate of interest in effect for such day as announced from time to time by the Administrative Agent as its "corporate base rate",
                                                      -------------------
     "reference rate", "prime rate" or the substantial equivalent of any
      --------------    ----------
     thereof.

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
     based upon the Base Rate.

          "Black Lung Act": collectively, the Black Lung Benefits Revenue Act of
           --------------
     1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
     subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 4.16(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in New York, New York, or Chicago, Illinois, are authorized or required by law to close and, if the applicable Business Day relates to LIBOR Loans, any day on which dealings are carried on in the applicable London interbank market.

          "Capital Expenditures": for any fiscal period, the aggregate of all
           --------------------
     expenditures that, in conformity with GAAP (but excluding capitalized interest), are or are required to be included as additions during such period to property, plant or equipment reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the expenditures relating to the Transaction and the non-cash component of any federal coal lease obligations during such period.

          "Capital Lease Obligations":  of any Person as of the date of
           -------------------------
     determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Consideration": as defined in the recitals to this Agreement.
           ------------------

          "Cash Equivalents":  (a) securities with maturities of one year or
           ----------------
     less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or
                                                                      ---
     P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an
                                              -------
     equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
     (a) through (f) of this definition.

          "Chaco Royalty Stream": the royalty payments pursuant to the coal
           --------------------
     lease dated April 15, 1977 between Hospah Coal Company and Chaco Energy Company, as amended and assigned to one of the Borrower's Restricted Subsidiaries.

          "Change in Control":  (i) prior to the effectiveness of an initial
           -----------------
     registered public offering of Capital Stock by the Borrower, (A) LBMBP II and its Affiliates shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors or managers of the Borrower (determined on a fully diluted basis), (B) LBMBP II and its Affiliates shall cease to own of record and beneficially at least a majority of the outstanding common stock of the Borrower or (C) the board of directors or managers of the Borrower shall cease to consist of a majority of directors or managers appointed by LBMBP II; and (ii) after the effectiveness of an initial registered public offering of Capital Stock by the Borrower, (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding LBMBP II and its
                                   ------------
     Affiliates shall (x) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the outstanding common stock of the Borrower than the percentage of such common stock owned by LBMBP II and its Affiliates or (y) have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors or managers of the Borrower (determined on a fully diluted basis).

          "Citizens":  Citizens Power LLC, a Delaware Limited Liability Company.
           --------

          "Citizens Entities": Citizens and its Subsidiaries.
           -----------------

          "Class":  (i) Lenders having Tranche A Term Loan Exposure and/or
           -----
     Revolving Credit Loan Exposure (taken together as a single class) and (ii) Lenders having Tranche B Term Loan Exposure.

          "Closing Date":  May 19, 1998.
           ------------

          "Coal": all of the coal owned or leased by any Credit Party and (i)
           ----
     located on, under, or within, or (ii) produced and severed from, the properties owned or leased by any Credit Party.

          "Coal Act":  the Coal Industry Retiree Health Benefits Act of 1992, as
           --------
     amended.

          "Coal Supply Agreements":  those contracts now in effect or hereafter
           ----------------------
     entered into by the Borrower or any of its Subsidiaries for the sale, purchase, exchange, processing or handling of Coal with an initial term of more than one year.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all assets of the Credit Parties, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by this Agreement or any Security Document.

          "Collateral Amount":  as defined in subsection 7.6.
           -----------------

          "Commitment":  as to any Lender, such Lender's Tranche A Term Loan
           ----------
     Commitment, Tranche B Term Loan Commitment, and Revolving Credit
     Commitment.

          "Commitment Fee Rate":  at any time, the rates per annum set forth on
           -------------------
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Commitment Fee Rate commencing on the Closing Date (or, if earlier, the Escrow Date) shall be that set forth in Schedule II opposite a Debt Ratio captioned "4.75x" until the first Adjustment Date, (b) the Commitment Fee Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Commitment Fee Rate shall be
     (i) for the first 35 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth opposite a Debt Ratio captioned "4.75x," in either case, until the date of delivery of such financial statements and compliance certificate.

          "Commitment Percentage":  as to the Commitment of any Lender with
           ---------------------
     respect to any Type of Loan at any time, the percentage which the Commitment of such Lender with respect to such Type of Loan then constitutes of the aggregate Commitments with respect to such Type of Loan (or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate amount of the Aggregate Outstanding Extensions of Credit of such Lender with respect to such Type of Loan constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders with respect to such Type of Loan).

          "Commitment Period":  the period from and including the Effective Date
           -----------------
     to but not including the Revolving Loan Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 (b) or (c) of the Code.

          "Confirmation Agreement":  the Confirmation Agreement dated as of the
           ----------------------
     date hereof substantially in the form of Exhibit G, by the Borrower and the other Credit Parties in favor of the Agents and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Consolidated":  consolidation in accordance with GAAP, but excluding
           ------------
     any Unrestricted Subsidiary.

          "Consolidated Cash Interest Expense":  as of the last day of any
           ----------------------------------
     fiscal quarter, the amount of interest expense, payable in cash of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, for the four fiscal quarters ended on such date; provided that for any calculation of Consolidated Cash Interest Expense for any fiscal period ending during the first three full fiscal quarters following June 30, 1998, Consolidated Cash Interest Expense shall be deemed to be Consolidated Cash Interest Expense from June 30, 1998 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from June 30, 1998 to the last day of such period.

          "Consolidated EBITDA":  as of the last day of any fiscal quarter,
           -------------------
     Consolidated Net Income for such quarter (excluding without duplication, (w) noncash compensation expenses related to common stock and other equity securities issued to employees, (x) extraordinary or non-recurring gains and losses in accordance with GAAP, (y) gains or losses on discontinued operations and (z) any FAS 121 writedowns, in each case for such quarter), plus (i) consolidated interest expense for such quarter, determined in accordance with GAAP, plus (ii) any minority interests share of income and losses plus (iii) to the extent deducted in computing such Consolidated Net Income, the sum of all income taxes, depreciation, depletion and amortization of property, plant, equipment and intangibles, in each case for such quarter.

          "Consolidated Net Income":  for any fiscal period, net income of the
           -----------------------
     Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP.

          "Consolidated Total Debt":  at any date, all indebtedness of the
           -----------------------
     Borrower and its Restricted Subsidiaries outstanding on such date for borrowed money, the deferred purchase price of property (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases, (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) deferred purchase obligations in connection with the acquisition of the Martinka mine) and all obligations of the Borrower and its Restricted Subsidiaries in respect of Financing Leases; provided, that Consolidated Total Debt shall not include, in any event, Non-Recourse Debt.

          "Consolidated Working Capital": at any date, the excess of (a) the sum
           ----------------------------
     of all amounts (other than cash and Cash Equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current
                                                              -------------
     assets"any like caption) on a consolidated balance sheet of the Borrower
     ------
     and its Restricted Subsidiaries at such date minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated
              -------------------------
     balance sheet of the Borrower and its Restricted Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, any short-term Consolidated Total Debt and the current portion of any long-term Consolidated Total Debt).

          "Constitutional Documents":  as to any Person, the articles or
           ------------------------
     certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents":  this Agreement, the Notes, the Applications, the
           ----------------
     Subordination Agreement, the Security Documents and the Confirmation Agreement.

          "Credit Event": the obligation of any Lender to make a Loan or of the
           ------------
     Issuing Lender to issue a Letter of Credit.

          "Credit Parties": the Borrower and each Subsidiary of the Borrower
           --------------
     which is a party to a Credit Document.

          "Darex": Darex Capital Inc., a corporation organized under the laws of
           -----
     the Republic of Panama.

          "Debt Ratio":  as at the last day of any fiscal quarter, the ratio of
           ----------
     (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the four fiscal quarters ended on such date.

          "Default":  any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

          "EBITDA":  for any Person, as of the last day of any fiscal quarter,
           ------
     Net Income of such Person for such quarter (excluding without duplication, (w) noncash compensation expenses related to common stock and other equity securities issued to employees, (x) extraordinary or non-recurring gains and losses in accordance with GAAP, (y) gains or losses on discontinued operations and (z) any FAS 121 writedowns, in each case, for such quarter), plus (i) consolidated interest expense for such quarter, determined in accordance with GAAP, plus (ii) any minority interests share of income and losses plus (iii) to the extent deducted in computing such Net Income, the sum of all income taxes, depreciation, depletion and amortization of property, plant, equipment and intangibles, in each case, for such quarter.

          "Effective Date":  the first date on which all of the conditions
           --------------
     precedent set forth in subsection 5.1 have been satisfied.

          "Equity Documents":  the Employment Agreement by and between the
           ----------------
     Borrower and certain management parties; the 1998 Option Plan for Key Employees of the Borrower; the Common Stock Subscription Agreement between the Borrower and certain purchasers of its common stock; the Non-Qualified Stock Option Agreement made by and between the Borrower and certain employees of the Borrower or a Subsidiary or Affiliate of the Borrower; the Dragline Management Proposal; the Stockholders Agreement among the Borrower,

     LBMBP II, certain affiliates of LBMBP II entities and certain management investors; the Common Stock/Preferred Stock Subscription Agreement between the Borrower and certain other parties; and each other agreement governing the initial equity capitalization of the Borrower and the rights of the equity holders of the Borrower; as each may be amended, modified or supplemented from time to time not in violation of the terms hereof.

          "Equity Investment":  the $480,000,000 equity contribution to be made
           -----------------
     to the Borrower pursuant to the Equity Documents by LBMBP II, its Affiliates and certain members of existing management of the Borrower.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Escrow Date": May 18, 1998.
           -----------

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess
           ----------------
     of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year, (iii) to the extent deducted in computing such Consolidated Net Income, non-cash interest expense, depreciation, depletion and amortization for such fiscal year, (iv) extraordinary non-cash losses during such fiscal year subtracted in the determination of Consolidated Net Income for such fiscal year, (v) net decrease in deferred income tax assets or net increase in deferred income tax liabilities of the Borrower and its Restricted Subsidiaries for such fiscal year, (vi) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses and (vii) non-cash ordinary losses over
                                                                          ----
     (b) the sum, without duplication, of (i) the aggregate amount of permitted cash Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than prepayments of Revolving Credit Loans not accompanied by reductions of the Commitments and prepayments of other short-term lines of credit), (iv) net increase in deferred income tax assets or net decrease in deferred income tax liabilities of the Borrower and its Restricted Subsidiaries for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income for such fiscal year, (vi) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and (vii) non-cash ordinary gains.

          "Excess Cash Flow Payment Date":  in respect of any fiscal year, the
           -----------------------------
     date on which the Borrower is required to deliver audited financial statements for such fiscal year to each Lender pursuant to subsection 6.1(a).

          "Federal Funds Rate":  means, for any day, the rate per annum (rounded
           ------------------
     upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighed average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average of the rates quoted by three federal funds brokers to the Administrative Agent on such day on such transactions).

          "Final Maturity Date":  June 30, 2006.
           -------------------

          "Financing Lease":  any lease of property, real or personal, the
           ---------------
     obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Foreign Subsidiary":  any Subsidiary which is organized under the
           ------------------
     laws of any jurisdiction outside the United States or under the laws of the U.S. Virgin Islands, excluding any such Subsidiary that is, as of the date of determination, treated as (i) a domestic entity or (ii) a partnership or a division of a domestic entity, in each case for United States federal income tax purposes.

          "FRB":  means the Board of Governors of the Federal Reserve System,
           ---
     and any governmental authority succeeding to any of its principal functions.

          "GAAP": generally accepted accounting principles in the United States
           ----
     of America in effect on March 31, 1998; provided, that with respect to Australian Subsidiaries of the Borrower, "GAAP" shall mean generally accepted accounting principles in Australia to the extent such principles are permitted to be applied in accordance with generally accepted accounting principles in the United States of America.

          "Gold Fields":  Gold Fields Mining Corporation, a Delaware
           -----------
     corporation.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
     Agreement, dated as of May 14, 1998, substantially in the form of Exhibit B, among the Borrower, the Subsidiaries from time to time party thereto and the Original Administrative Agent (as predecessor-in-interest to the Administrative Agent), for the benefit of the Agents and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to the extent the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation in order to induce the creation of such obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any
                                                  -------------------
     other third Person (the "primary obligor") in any manner, whether directly
                              ---------------
     or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (i) indemnification or reimbursement obligations under or in respect of Surety Bonds, (ii) ordinary course performance guarantees by any Credit Party of the obligations (other than for the payment of borrowed money) of any other Credit Party and (iii) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of
     (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreement":  any Interest Rate Agreement, and any currency
           ---------------
     future or option contract, commodities future or option contract for materials used in the ordinary course of business and other similar agreements.

          "Indebtedness": of any Person at any date, (a) all indebtedness of
           ------------
     such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all Attributable Debt of such Person with respect to sale and leaseback transactions of such Person, (g) obligations of such Person in respect of Hedge Agreements and (h) all obligations of such Person for Production Payments from property operated by or on behalf of such Person.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last
           ---------------------
     Business Day of each March, June, September and December, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, and (c) as to any LIBOR Loan having an interest period longer than three months, (i) each Business Day which is three months or a whole multiple thereof after the first day of such Interest Period and (ii) the last Business Day of such Interest Period.

          "Interest Period":  with respect to any LIBOR Loan:
           ---------------

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six, and to the extent available to all the Lenders, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six, and to the extent available to all the Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period for any Loan that would otherwise extend beyond the Termination Date of such Loan shall end on the Termination Date of such Loan;

               (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise be scheduled to end) shall end on the last Business Day of the appropriate calendar month; and

               (iv) no Interest Period with respect to any portion of any Type of Term Loan shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of Term Loans of such Type unless the sum of (a) the aggregate principal amount of Term Loans of such Type that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of such Type that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Term Loans of such Type on such date.

          "Interest Rate Agreement":  any interest rate swap agreement, interest
           -----------------------
     rate cap agreement, interest rate collar agreement, interest rate future or option contract, or other similar agreement or arrangement.

          "Interest Rate Agreement Obligations":  the obligations of the
           -----------------------------------
     Borrower or any of its Subsidiaries to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

          "Investments":  as defined in subsection 7.9.
           -----------

          "Issuing Lender":  Such Lender or Lenders that agree to act as Issuing
           --------------
     Lender at the request of the Administrative Agent and the Borrower.

          "Joint Venture":  any Person (other than a Subsidiary) in which the
           -------------
     Borrower and its Subsidiaries collectively hold a percentage ownership interest of no greater than fifty percent (50%).

          "LBMBP II":  Lehman Brothers Merchant Banking Partners II L.P., a
           --------
     Delaware limited partnership.

          "LCPI":  as defined in the preamble to this Agreement.
           ----

          "L/C Commitment":  $330,000,000.
           --------------

          "L/C Fee Payment Date":  the last Business Day of each March, June,
           --------------------
     September and December.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
     Credit Lenders other than the Issuing Lender.

          "Lender" and "Lenders": the persons identified as Lenders and listed
           --------------------
     on the signature pages of this Agreement (including the Issuing Lender and the Swing Line Lender), together with their successors and permitted assigns pursuant to subsection 10.6; provided that the term "Lenders", when
                                          --------                -------
     used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letters of Credit":  as defined in subsection 3.1(a).
           -----------------

          "LIBOR":  the rate appearing on Page 3750 of the Telerate Service (or
           -----
     on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to commencement of such Interest Period, as the rate of interest for dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then LIBOR shall be the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to such

     Reference Bank in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Loans":  Loans the rate of interest applicable to which is
           -----------
     based upon the LIBOR Rate.

          "LIBOR Rate":  means, for any Interest Period, with respect to LIBOR
           ----------
     Loans comprising part of the same borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

     LIBOR Rate =            LIBOR
                    ------------------------------
                     1.00 - LIBOR Reserve Percentage

          "LIBOR Reserve Percentage":  for any day for any Interest Period the
           ------------------------
     maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").
                                                     ------------------------

          "Lien":  any mortgage, deed of trust, charge, pledge, hypothecation,
           ----
     assignment, easement, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Martinka mine":  the closed deep mine located in Marion County, West
           -------------
     Virginia, also known as the Tygart River Mine.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder, (c) the value of the Collateral considered as a whole or the ability of the Agents and the Lenders to realize thereon or
     (d) the Transaction.

          "Materials of Environmental Concern":  any hazardous or toxic
           ----------------------------------
     substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Mining and Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

          "Mine":  any excavation or opening into the earth now and hereafter
           ----
     made from which Coal is or can be extracted on or from any of the properties owned or leased by any Credit Party, together with all appurtenances, fixtures, structures, improvements, and all tangible property of whatsoever kind or nature in connection therewith, including without limitation the Mines described in Schedule 4.25.

          "Mining and Environmental Laws":  any and all applicable current and
           -----------------------------
     future federal, state, local and foreign statutes, laws, regulations, guidances, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining operations and activities or to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or to the reclamation of lands. Mining and Environmental Laws shall include, but not be limited to the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations, the Federal Coal Mine Health and Safety Act, the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act, the Black Lung Act and the Coal Act, each as amended, and their state and local counterparts or equivalents.

          "Mining and Environmental Permits":  any and all permits, licenses,
           --------------------------------
     registrations, notifications, exemptions and any other authorization required under any applicable Mining and Environmental Law.

          "Minority Interests": the 1% interests of Peabody Investments, Inc. in
           ------------------
     CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership.

          "Mortgages":  the collective reference to the mortgages, deeds of
           ---------
     trust, fixture filings (whether recorded as part of such mortgages or deeds of trust or as separate instruments), assignments of rent, and any other functionally similar instruments or agreements, securing the obligations under the Credit Documents, and covering certain real property (whether owned or leased) of the Borrower or the appropriate Restricted Subsidiary as contemplated hereunder, to be executed and delivered by the Borrower or such Restricted Subsidiary in form and substance reasonably satisfactory to the Agents, as the same may be amended, supplemented or otherwise modified from time to time (individually, a "Mortgage").

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 3(37) or Section 4001(a)(3) of ERISA.

          "Net Income":  for any Person for any fiscal period, net income of
           ----------
     such Person for such period, determined in accordance with GAAP.

          "Net Proceeds":  the aggregate cash proceeds (including Cash
           ------------
     Equivalents) received by the Borrower or any of its Restricted Subsidiaries in respect of:

               (a) any issuance after the Closing Date by the Borrower or any of its Restricted Subsidiaries of (i) indebtedness for borrowed money and (ii) any other indebtedness of the Borrower or its Restricted Subsidiaries evidenced by a note, bond, debenture or similar instrument;

               (b) any Asset Sale by the Borrower or any Restricted Subsidiary; and

               (c) any cash payments received in respect of promissory notes or other evidences of indebtedness delivered to the Borrower or such Restricted Subsidiary in respect of any such Asset Sale;

     in each case net of (without duplication) (i), (A) in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or a Subsidiary of the Borrower that are sold or otherwise disposed of in connection with such Asset Sale and (B) reasonable and appropriate amounts established by the Borrower or such Subsidiary, as the case may be, as a reserve against liabilities associated with such Asset Sale and retained by the Borrower or such Subsidiary, (ii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by the Borrower or such Subsidiary to be actually payable.

          "Non-Excluded Taxes":  as defined in subsection 2.15(a).
           ------------------

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
           -----------------
     Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the equity interests of any Unrestricted Subsidiary, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the equity interests of any Unrestricted Subsidiary, or (c) constitutes the lender;
     (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders thereunder will not have any recourse to the Capital Stock or assets of the Borrower or any of its Restricted Subsidiaries (other than the equity interests of any Unrestricted Subsidiary).

          "Non-U.S. Lender":  as defined in subsection 2.15(b).
           ---------------

          "Notes":  the Tranche A Term Notes, the Tranche B Term Notes, the
           -----
     Revolving Credit Notes and the Swing Line Note (or any of them as the case may be).

          "Notice of Borrowing":  as defined in subsection 2.2.
           -------------------

          "Obligations":  as defined in the Security Documents.
           -----------

          "Offer":  as defined in the recitals to this Agreement.
           -----

          "Operating Equipment": all surface and subsurface machinery,
           -------------------
     equipment, facilities and other property of every kind or nature now owned or hereafter acquired (by purchase or lease) by the Borrower or any Subsidiary, which are useful for the processing or transportation of Coal, including, but not by way of limitation, all hoisting shafts, air shafts, draglines, miners, longwall units, engines, boilers, dynamos, generators, belts and conveyor belts and other electrical apparatus, drills, machinery and tipples, store houses and other buildings of every kind, used in connection with the Mines; and all trucks, shovels, endloaders, dozers, loaders, tools, supplies, equipment and personal property of every kind or nature now owned or hereafter acquired by the Borrower or any Subsidiary for use, or used in connection with the Mines or the processing and transportation of Coal.

          "Original Administrative Agent":  as defined in the preamble to this
           -----------------------------
Agreement.

          "Original Agents":  the "Agents" under and as defined in the Original
           ---------------
Credit Agreement.

          "Original Credit Agreement":  as defined in the preamble to this
           -------------------------
Agreement.

          "Original Documentation Agent":  as defined in the preamble to this
           ----------------------------
Agreement.

          "Original Lender":  as defined in the preamble to this Agreement.
           ---------------

          "Participants":  as defined in subsection 10.6(b).
           ------------

          "Participation Agreement":  the Agreement dated as of March 2, 1998,
           -----------------------
     between TU and LBMBP II, relating to the Offer and the Acquisition, as the same may be amended, modified or supplemented from time to time not in violation of the terms hereof.

          "Patent Security Agreements": the agreements dated as of the date
           --------------------------
     hereof by certain Credit Parties in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, substantially in the form of
     Exhibit I.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA, or any successor thereto.

          "Peabody Australia":  Peabody Australia Ltd., a private limited
           -----------------
     company incorporated in England and Wales.

          "Permitted Liens":  Liens permitted to exist under subsection 7.3.
           ---------------

          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PHCI":  Peabody Holding Company, Inc., a New York corporation.
           ----

          "Plan":  at a particular time, any employee benefit plan as defined in
           ----
     Section 3(3) of ERISA which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to, or under which the Borrower or any Commonly Controlled Entity could reasonably be expected to incur any liability.

          "Pro Forma Financial Statements":  as defined in subsection 4.1(b).
           ------------------------------

          "Production Payments":  with respect to any Person, shall mean all
           -------------------
     production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

          "Properties":  as defined in subsection 4.16.
           ----------

          "Prudential Note":  that certain 5% Subordinated Income Note Due March
           ---------------
     1, 2007, made by PHCI in favor of The Prudential Insurance Company of America (as successor-in-interest to Kennecott Copper Corporation), dated June 30, 1977 (as amended by Amendment No. 1 dated as of February 8, 1991, and Amendment No. 2 dated as of September 9, 1992), in an original principal amount of $400,000,000.

          "Purchase Agreement":  the Purchase Agreement dated as of May 18,
           ------------------
     1998, among the Borrower, Lehman Brothers Inc. and the Guarantors party thereto pursuant to which Lehman Brothers Inc. agreed to purchase from the Borrower the Senior Notes and the Subordinated Notes.

          "Reference Bank":  each of the Administrative Agent and Bank of
           --------------
     America National Trust & Savings Association.

          "Refinancing Indebtedness":  as defined in subsection 7.2(j).
           ------------------------

          "Refunded Swing Line Loan":  as defined in subsection 2.1(b)(iii).
           ------------------------

          "Register":  as defined in subsection 10.6(d).
           --------

          "Registration Rights Agreement":  the Registration Rights Agreement,
           -----------------------------
     dated as of May  18, 1998, between the Borrower and Lehman Brothers Inc.

          "Regulation H":  Regulation H of the FRB as in effect from time to
           ------------
     time.

          "Regulation U":  Regulation U of the FRB as in effect from time to
           ------------
     time.

          "Regulation X":  Regulation X of the FRB as in effect from time to
           ------------
     time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
     reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the thirty-day notice period is waived under the regulations of the PBGC.

          "Required Lenders":  at any time, Lenders the Commitment Percentages
           ----------------
     for all Types of Loans of which aggregate more than 50%.

          "Requirement of Law":  as to any Person, the Constitutional Documents
           ------------------
     of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Class Lenders": at any time, (a) for the Class Lenders
           -----------------------
     having Tranche A Term Loan Exposure, Lenders having or holding no less than 66 2/3% of the aggregate Tranche A Term Loan Exposure of all Lenders, (b) for the Class Lenders having Revolving Credit Loan Exposure, Lenders having or holding no less than 66 2/3% of the aggregate Revolving Credit Loan Exposure of all Lenders, and (c) for the Class Lenders having Tranche B Term Loan Exposure, Lenders having or holding no less than 66 2/3% of the aggregate Tranche B Term Loan Exposure of all Lenders.

          "Responsible Officer":  the chief executive officer, the president or
           -------------------
     vice president of the Borrower or, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

          "Restricted Subsidiary" of a Person means any Subsidiary of the
           ---------------------
     referent Person that is not an Unrestricted Subsidiary.

          "Revolving Credit Commitment": the commitment of a Lender, as set
           ---------------------------
     forth on Schedule I hereto, to make Revolving Credit Loans to the Borrower
              ----------
     pursuant to subsection 2.1(a)(iii) and, to issue and/or purchase participations in Letters of Credit pursuant to Section 3.

          "Revolving Credit Commitments" means such commitments of all Lenders
           ----------------------------
     in the aggregate, which shall be $480,000,000 (subject to the Revolving Loan Sublimit).

          "Revolving Credit Lender": any Lender having a Revolving Credit
           -----------------------
     Commitment or a Revolving Credit Loan outstanding.

          "Revolving Credit Loans": the Loans made (or deemed made) by Revolving
           ----------------------
     Credit Lenders to the Borrower pursuant to subsection 2.1(a)(iii).

          "Revolving Credit Loan Exposure": with respect to any Lender as of any
           ------------------------------
     date of determination, (i) if there are no outstanding Letters of Credit or Revolving Credit Loans, that Lender's Revolving Credit Commitment, and (ii) otherwise, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate face amount in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) in the event that such Lender is the Swing Line Lender, the aggregate principal amount of Swing Line Loans made by such Lender then outstanding (net of any participations purchased by other Lenders in such Swing Line Loans) plus
     (d) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans or Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Credit Notes":  (i) the promissory notes of the Borrower
           ----------------------
     issued pursuant to subsection 2.5(h)(C) on the Effective Date to evidence the Revolving Credit Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to Section 10.6(d) in connection with assignments of the Revolving Credit Commitments and Revolving Credit Loans of any Lenders, in each case substantially in the form of Exhibit A-4 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Revolving Loan Sublimit":  as of any date of determination the lesser
           -----------------------
     of (i) the Revolving Credit Commitments then in effect and (ii)
     $200,000,000.

          "Revolving Loan Termination Date":  June 30, 2004.
           -------------------------------

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
     Collateral Agreement, the Patent Security Agreements, the Trademark Security Agreement, the Mortgages and all other security documents now or hereafter delivered to the Administrative Agent in connection with the Original Credit Agreement and/or this Agreement granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower under the Original Credit Agreement and/or this Agreement and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Seller":  as defined in the recitals to this Agreement.
           ------

          "Senior Notes":  the Borrower's 8 7/8% Senior Notes, due 2008 (the
           ------------
     "Initial Senior Notes"), issued on the Closing Date (or, if earlier, the
     ---------------------
     Escrow Date), and the senior notes of the Borrower, having the same terms as the Initial Senior Notes, issued in exchange for the Initial Senior Notes as contemplated by the Senior Notes Documents.

          "Senior Notes Documents":  the Senior Notes Indenture, the
           ----------------------
     Registration Rights Agreement, the Purchase Agreement and the Senior Notes.

          "Senior Notes Indenture":  the Indenture among the Borrower, the
           ----------------------
     Guarantors party thereto and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Notes are issued.

          "Similar Business":  coal production, coal mining, coal brokering,
           ----------------
     coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Borrower and its Subsidiaries as of the date of the closing of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Specified Subsidiary":  any Subsidiary whose EBITDA determined for
           --------------------
     the fiscal quarter most recently ended prior to the time of determination hereunder was greater than or equal to 20% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter, as determined in accordance with GAAP.

          "Subordinated Notes":  the Borrower's 9 5/8% Senior Subordinated
           ------------------
     Notes, due 2008 (the "Initial Subordinated Notes"), issued on the Closing
                           --------------------------
     Date (or, if earlier, the Escrow Date), and the subordinated notes of the Borrower, having the same terms as the Initial Subordinated Notes, issued in exchange for the Initial Subordinated Notes as contemplated by the Subordinated Notes Documents.

          "Subordinated Notes Documents":  the Subordinated Notes Indenture, the
           ----------------------------
     Purchase Agreement and the Subordinated Notes.

          "Subordinated Notes Indenture":  the Indenture among the Borrower, the
           ----------------------------
     Guarantors party thereto and State Street Bank and Trust Company, as trustee, pursuant to which the Subordinated Notes are issued.

          "Subordination Agreement":  the Subordination Agreement, dated as of
           -----------------------
     May 19, 1998, substantially in the form of Exhibit H, by the Credit Parties, as subordinated creditors, in favor of the Original Agents and the Original Lenders (as predecessors-in-interest to the Agents and the Lenders), as senior creditors, pursuant to which all Indebtedness of any Credit Party to any other Credit Party is subordinated to the Obligations.

          "Subsidiary":  as to any Person, a corporation, partnership or other
           ----------
     entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a
      ----------         ------------
     Subsidiary or Subsidiaries of the Borrower.

          "Surety Bonds":  surety bonds obtained by the Borrower or any
           ------------
     Restricted Subsidiary in the ordinary course of business consistent with past practice and the indemnification or reimbursement obligations of the Borrower or such Restricted Subsidiary in connection therewith as to which reserves with respect to the underlying obligations are maintained in accordance with GAAP.

          "Swing Line Lender":  means LCPI or such other Lender that agrees to
           -----------------
     act as Swing Line Lender at the request of the Administrative Agent and the Borrower.

          "Swing Line Loans":  as defined in Section 2.1(b).
           ----------------

          "TEG":  as defined in the recitals to this Agreement.
           ---

          "Term Loan Commitment or Term Loan Commitments":  the commitments of a
           ---------------------------------------------
     Lender to make any Term Loans pursuant to subsection 2.1(a); and Term Loan
                                                                      ---------
     Commitments means such commitments of all Lenders in the aggregate, which
     -----------
     shall be $920,000,000.

          "Term Loan Exposure":  with respect to a Lender of a Type of Term Loan
           ------------------
     as of any date of determination, (i) prior to the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, that Lender's Commitment with respect to Term Loans of such Type (or any portion thereof that has not been terminated) plus the outstanding principal amount of the Term Loan of such Type of that Lender, and (ii) after the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, the outstanding principal amount of the Term Loan of such Type of that Lender.

          "Term Loans":  one or more of the Tranche A Term Loans or the Tranche
           ----------
     B Term Loans.

          "Termination Date":  (i) with respect to Tranche A Term Loans, June
           ----------------
     30, 2004 (the "Tranche A Term Loan Termination Date"); (ii) with respect to
                    ------------------------------------
     Tranche B Term Loans, June 30, 2006 (the "Tranche B Term Loan Termination
                                               -------------------------------
     Date"); and (iii) with respect to Revolving Credit Loans and Swing Line
     ----
     Loans, the Revolving Loan Termination Date.

          "Title Opinion":  as defined in subsection 6.10(d).
           -------------

          "Title Policy":  as defined in subsection 6.10(d).
           ------------

          "Total Assets":  the total assets of the Borrower and its Consolidated
           ------------
     Subsidiaries, as shown on the most recently available Consolidated balance sheet of the Borrower.

          "Total Commitments":  the sum of the Revolving Credit Commitments and
           -----------------
     the Term Loan Commitments.

          "Trademark Security Agreement":  the agreement dated as of the date
           ----------------------------
     hereof by a certain Credit Party in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, substantially in the form of Exhibit J.

          "Tranche":  the collective reference to certain LIBOR Loans, all of
           -------
     which the then current Interest Periods with respect to such LIBOR Loans, begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "LIBOR Tranches".
                    --------------

          "Tranche A Term Lender":  any Lender having a Tranche A Term Loan
           ---------------------
     Commitment or a Tranche A Term Loan outstanding.

          "Tranche A Term Loans":  the Loans made (or deemed made) by Tranche A
           --------------------
     Term Lenders to the Borrower pursuant to subsection 2.1(a)(i).

          "Tranche A Term Loan Commitment":  the commitment of a Tranche A Term
           ------------------------------
     Lender, as set forth on Schedule I hereto, to make a Tranche A Term Loan to
                             ----------
     the Borrower pursuant to subsection 2.1(a)(i); and "Tranche A Term Loan
                                                         -------------------
     Commitments" means such commitments of all Tranche A Term Lenders in the
     -----------
     aggregate, which shall be $270,000,000.

          "Tranche A Term Notes":  (i) the promissory notes of the Borrower
           --------------------
     issued pursuant to subsection 2.5(h)(A) on the Effective Date to evidence the Tranche A Term Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Tranche A Term Loan Commitments and Tranche A Term Loans of any Lender, in each case substantially in the form of Exhibit A-1 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Tranche B Term Lenders":  any Lender having a Tranche B Term Loan
           ----------------------
     Commitment or a Tranche B Term Loan outstanding.

          "Tranche B Term Loans":  the Loans made (or deemed made) by Tranche B
           --------------------
     Term Lenders to the Borrower pursuant to subsection 2.1(a)(ii).

          "Tranche B Term Loan Commitment":  the commitment of a Tranche B Term
           ------------------------------
     Lender to make a Tranche B Term Loan to the Borrower pursuant to subsection 2.1(a)(ii); and "Tranche B Term Loan Commitments" means such commitments of
                      -------------------------------
     all Tranche B Term Lenders in the aggregate, which shall be $650,000,000.

          "Tranche B Term Notes":  (i) the promissory notes of the Borrower
           --------------------
     issued pursuant to subsection 2.5(h)(B) on the Effective Date to evidence the Tranche B Term Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Tranche B Term Loan Commitments and Tranche B Term Loans of any Lender, in each case substantially in the form of Exhibit A-2 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Transaction":  the transactions contemplated by the Transaction
           -----------
     Documents.

          "Transaction Documents":  (i) the Acquisition Agreement, the
           ---------------------
     Participation Agreement, the Schedules thereto and the documents set forth on Schedule III hereto, (ii) the Equity Documents, (iii) the Senior Notes Documents and (iv) the Subordinated Notes Documents.

          "Transfer Agreements":  as defined in subsection 4.12.
           -------------------

          "Transferee":  as defined in subsection 10.6(f).
           ----------

          "TU": as defined in the recitals to this Agreement.
           --

          "Type": a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B
           ----
     Term Loan or a Swing Line Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
     Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Unrestricted Subsidiary":  any Subsidiary of the Borrower that is a
           -----------------------
     Citizens Entity and any other Subsidiary of the Borrower that the Borrower notifies the Administrative Agent in writing is an "Unrestricted Subsidiary", but only to the extent that such Citizens Entity or other Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower except as expressly permitted by subsection 7.11; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional equity interests in such Person, except with respect to Investments permitted under subsection 7.9(n), or (y) to maintain or preserve such Person's financial condition (except with respect to performance guarantees expressly permitted under subsection 7.4(g)) or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary (or is redesignated by the Borrower as a Restricted Subsidiary), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and any Investments in such Subsidiary shall be deemed to be Investments in a Restricted Subsidiary of the Borrower as of such date (and, if such Indebtedness or Investments are not permitted to be incurred hereunder the Borrower shall be in default under this Agreement). At the time of any designation by the Borrower of any Restricted Subsidiary as an Unrestricted Subsidiary, such designation shall be deemed (A) an Investment in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any Guarantee Obligation incurred by such designated Restricted Subsidiary with respect to the Obligations) and (ii) the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (B) an Asset Sale which must comply with the provisions of subsections 7.6(b), (l) or (n).

          "Upstream Payment": as defined in subsection 7.7.
           ----------------

          "U.S. Taxes":  any tax, assessment, or other charge or levy and any
           ----------
     liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

          "Year 2000 Problem":  any significant risk that computer hardware,
           -----------------
     software or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any Credit Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Credit Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c)  The words "hereof," "herein" and "hereunder" and words of similar
                          ------    ------       ---------
import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          1.3  Interrelationship with Original Credit Agreement.  As stated in
               ------------------------------------------------
the preamble hereof, this Credit Agreement is intended to amend and restate the provisions of the Original Credit Agreement and, notwithstanding any substitution of Notes as of the Effective Date, except as expressly modified herein, (a) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period prior to the Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Original Agents or the Original Lenders (or their assignees or replacements hereunder), and (b) the Obligations (as defined in the Original Credit Agreement) under the Original Credit Agreement shall continue to be paid or prepaid on or prior to the Effective Date, and be secured by the Collateral, and shall from and after the Effective Date continue to be owing and be subject to the terms of this Credit Agreement. All references in the Notes and the other Credit Documents to (i) the Original Credit Agreement or the "Credit Agreement" shall be deemed to include references to this Credit Agreement and (ii) the "Lenders" or a "Lender" or to the "Agents" or any Agent shall mean such terms as defined in this Credit Agreement. As of the Effective Date all of the covenants set forth in the Original Credit Agreement are of no further force and effect, it being understood that all obligations of the Borrower with respect to the Obligations (as defined in the Original Credit Agreement) shall be governed by this Credit Agreement from and after the Effective Date.

          1.4  Confirmation of Existing Obligations.  The Borrower hereby (i)
               ------------------------------------
confirms and agrees that it is truly and justly indebted to the Lenders (as assignees of the Original Lender) in the aggregate amount of the Obligations (as defined in the Original Credit Agreement) outstanding immediately prior to the Effective Date, including, without limitation, all accrued and unpaid interest, fees and expenses that are due and owing in respect thereto, (ii) reaffirms and admits the validity and enforceability of this Agreement and the other Credit Documents (including the granting of liens and security interests in the Collateral) and all of its obligations thereunder and (iii) agrees and admits that, as of the date hereof, it has no defenses to, or offsets or counterclaim against, any of its obligations to the Agents or any Lender under the Credit Documents of any kind whatsoever.

     SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

          2.1  Commitments.  (a)  Subject to the terms and conditions hereof,
               -----------
each Lender severally agrees to make the loans described in this subsection 2.1(a), as applicable, to the Borrower.

               (i)   Tranche A Term Loans.  Each Tranche A Term Lender shall be
                     --------------------
          deemed to have made a term loan to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Tranche A Term Loan Commitment. Amounts borrowed under this subsection 2.1(a)(i) and subsequently repaid may not be reborrowed.

               (ii)  Tranche B Term Loans.  Each Tranche B Term Lender shall be
                     --------------------
          deemed to have made a term loan to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Tranche B Term Loan Commitment. Amounts borrowed under this subsection 2.1(a)(ii) and subsequently repaid may not be reborrowed.

               (iii) Revolving Credit Loans.  To the extent that any Revolving
                     ----------------------
          Credit Loans are outstanding under the Original Credit Agreement on the Effective Date, each Revolving Credit Lender shall be deemed to have made Revolving Credit Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Commitment Percentage of all Revolving Credit Loans outstanding on the Effective Date. In addition, subject to the immediately following sentence, each Revolving Credit Lender severally agrees to make revolving credit loans to the Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding which, when added to the aggregate principal amount of outstanding Swing Line Loans made by such Lender (or in which such Lender has purchased a participation) and such Lender's Commitment Percentage of (A) the then outstanding L/C Obligations and (B) any Revolving Credit Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. Notwithstanding anything contained in this Agreement to the contrary, at no time may the amount of Revolving Credit Loans outstanding exceed the Revolving Loan Sublimit. During the Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  (i)   Subject to the terms and conditions hereof, the Swing Line
Lender agrees to make swing line loans (individually, a "Swing Line Loan";
                                                         ---------------
collectively, the "Swing Line Loans") to the Borrower from time to time during
                   ----------------
the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $50,000,000; provided, that no Swing Line Loan shall be made if, after giving effect thereto and to the simultaneous use of the proceeds thereof, (A) the aggregate principal amount of Revolving Credit Loans then outstanding plus the aggregate principal amount of Swing Line Loans then outstanding would exceed the Revolving Loan Sublimit or (B) the aggregate principal amount of Revolving Credit Loans then outstanding plus the aggregate principal amount of Swing Line Loans then outstanding, plus the aggregate amount of L/C Obligations then outstanding would exceed the Revolving Credit Commitments of the Revolving Credit Lenders. Until the Termination Date, Amounts borrowed by the Borrower under this subsection 2.1(b) may be repaid and reborrowed. All Swing Line Loans shall be made as Base Rate Loans and may not be converted into LIBOR Loans. In order to borrow a Swing Line Loan, the Borrower shall give the Swing Line Lender, with a copy to the Administrative Agent, irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of of the requested Swing Line Loan which shall be in a minimum amount of $500,000 or whole multiples of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds.

          (ii) The Swing Line Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-4 (the "Swing Line Note"),
                                                             ---------------
with appropriate insertions, payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 2.9. The Swing Line Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Termination Date and (iii) bear interest, payable on the dates specified in 2.9, for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum specified in subsection 2.9.

          (iii) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage with respect to Revolving Credit Loans of the Swing Line Loans (the "Refunded Swing Line Loans")
                                                     -------------------------
outstanding on the date such notice is given. Unless any of the events described in subsection 8(f) shall have occurred (in which event the procedures of subsection 2.1(b)(iv) shall apply) each Lender shall, not later than 12:00 P.M., New York City time, on the Business Day next succeeding the date on which such notice is given, make available to the Swing Line Lender in immediately available funds the amount equal to the Revolving Credit Loan to be made by such Lender. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Upon any request by the Swing Line Lender to the Lender pursuant to this subsection 2.1(b)(iii), the Administrative Agent shall promptly give notice to the Borrower of such request.

          (iv) If prior to the making of a Revolving Credit Loan pursuant to subsection 2.1(b)(iii) one of the events described in subsection 8(f) shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Swing Line Loans in an amount equal to its Commitment Percentage with respect to Revolving Credit Loans. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

          (v) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          (vi) Each Lender's obligation to purchase participating interests pursuant to subsection 2.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, any other Lender or anyone else for any reason whatsoever, (b) the occurrence or continuance of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower; (d) any breach of this Agreement by the Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (c) Except for Swing Line Loans, which shall be Base Rate Loans, the Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Termination Date with respect to such Loan.

          2.2  Procedure for Borrowing.  The Borrower may borrow under the
               -----------------------
Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice substantially in the form attached as Exhibit D (a "Notice of Borrowing") (which notice must be
                                   -------------------
received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially LIBOR Loans, (b) 11:00 A.M., New York City time, one Business Day prior to the requested Borrowing Date in the case of a Base Rate Loan and, (c) 11:00 A.M., New York City time, on the requested Borrowing Date in the case of a Swing Line Loan), specifying (i) the amount to be borrowed of each Type of Loan, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of LIBOR Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans (other than Swing Line Loans), $2,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $2,000,000, such lesser amount), (y) in the case of Swing Line Loans, as provided in subsection 2.1(b)(i) and (z) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each applicable Lender thereof. Each such Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time (in the case of LIBOR Loans) or 2:30 P.M., New York City time (in the case of Base Rate Loans), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. All notices given by the Borrower under this subsection
2.2 may be made by telephonic notice promptly confirmed in writing.

          2.3  Commitment Fee.  The Borrower agrees to pay to the Administrative
               --------------
Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Commitment Period to and including the Revolving Loan Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Revolving Credit Lender during the period for which payment is made, payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Loan Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.4  Termination or Reduction of Revolving Credit Commitments.  The
               --------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments ratably among the Revolving Credit Lenders; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, (i) the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the outstanding Swing Line Loans, would exceed the Revolving Loan Sublimit or (ii) the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.5  Repayment of Loans; Evidence of Debt.
               ------------------------------------

          (a)  Scheduled Payments of Tranche A Term Loans.  The Borrower shall
               ------------------------------------------
make principal payments on the Tranche A Term Loans on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1998, in the amounts set forth opposite the corresponding Payment Date as follows:

                            [CONTINUED ON NEXT PAGE]

                                                       Scheduled Repayment
     Payment Date                                    of Tranche A Term Loans
     ------------                                    -----------------------
     9/30/98                                               $ 2,500,000
     12/31/98                                              $ 2,500,000
     3/31/99                                               $ 2,500,000
     6/30/99                                               $ 2,500,000
     9/30/99                                               $ 3,750,000
     12/31/99                                              $ 3,750,000

     3/31/00                                               $ 3,750,000
     6/30/00                                               $ 3,750,000
     9/30/00                                               $ 5,000,000
     12/31/00                                              $ 5,000,000

     3/31/01                                               $ 5,000,000
     6/30/01                                               $ 5,000,000
     9/30/01                                               $12,500,000
     12/31/01                                              $12,500,000

     3/31/02                                               $12,500,000
     6/30/02                                               $12,500,000
     9/30/02                                               $18,750,000
     12/31/02                                              $18,750,000

     3/31/03                                               $18,750,000
     6/30/03                                               $18,750,000
     9/30/03                                               $25,000,000
     12/31/03                                              $25,000,000

     3/31/04                                               $25,000,000
     6/30/04                                               $25,000,000

provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.6 (as provided in such subsection); and provided further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Termination Date, and the final installment payable by the Borrower in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche A Term Loans.

                           [CONTINUED ON NEXT PAGE]

          (b)  Scheduled Payments of Tranche B Term Loans.  The Borrower shall
               ------------------------------------------
make principal payments on the Tranche B Term Loans on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1998, in the amounts set forth opposite the corresponding Payment Date as follows:

                                               Scheduled Repayment
     Payment Date                             of Tranche B Term Loans
     ------------                             -----------------------
     9/30/98                                       $  1,625,000
     12/31/98                                      $  1,625,000
     3/31/99                                       $  1,625,000
     6/30/99                                       $  1,625,000
     9/30/99                                       $  1,625,000
     12/31/99                                      $  1,625,000

     3/31/00                                       $  1,625,000
     6/30/00                                       $  1,625,000
     9/30/00                                       $  1,625,000
     12/31/00                                      $  1,625,000

     3/31/01                                       $  1,625,000
     6/30/01                                       $  1,625,000
     9/30/01                                       $  1,625,000
     12/31/01                                      $  1,625,000

     3/31/02                                       $  1,625,000
     6/30/02                                       $  1,625,000
     9/30/02                                       $  1,625,000
     12/31/02                                      $  1,625,000

     3/31/03                                       $  1,625,000
     6/30/03                                       $  1,625,000
     9/30/03                                       $  1,625,000
     12/31/03                                      $  1,625,000

     3/31/04                                       $  1,625,000
     6/30/04                                       $  1,625,000
     9/30/04                                       $ 25,000,000
     12/31/04                                      $ 25,000,000

     3/31/05                                       $ 25,000,000
     6/30/05                                       $ 25,000,000
     9/30/05                                       $127,750,000
     12/31/05                                      $127,750,000

     3/31/06                                       $127,750,000
     6/30/06                                       $127,750,000

provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.6 (as provided in such subsection); and provided further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Termination Date, and the final installment payable by the Borrower in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche B Term Loans.

          (c)  Payments on Revolving Credit Loans and Swing Line Loans.  The
               -------------------------------------------------------
Borrower hereby unconditionally promises to pay to the Administrative Agent on the Revolving Loan Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) (i) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender and all other amounts owing to such Lender hereunder with respect to such Revolving Credit Loan and (ii) for the account of the Swing Line Lender (and each other Revolving Credit Lender that has purchased a participation in then outstanding Swing Line Loans) the then unpaid principal amount of Swing Line Loans and all other amounts owed to such Lender hereunder with respect to the Swing Line Loans.

          (d)  Interest.  The Borrower hereby further agrees to pay interest on
               --------
the unpaid principal amount of the Loans from time to time outstanding from the date such Loans are made until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

          (e)  Recording.  Each Lender shall maintain in accordance with its
               ---------
usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (f)  Register.  The Administrative Agent shall maintain the Register
               --------
pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan and each Obligation evidenced by a Note made hereunder, the Type thereof, whether each such Loan is a Base Rate Loan or a LIBOR Loan and each Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (g)  Prima Facie Evidence.  The entries made in the Register and the
               --------------------
accounts of each Lender maintained pursuant to subsection 2.5(f) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (h)  Notes.  The Borrower agrees that the Borrower will execute and
               -----
deliver to each Lender a promissory note of the Borrower evidencing (A) the Tranche A Term Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Tranche A Term
                                                                --------------
Note"), (B) the Tranche B Term Loans of such Lender, substantially in
----
the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Tranche B Term Note"), and (C) the Revolving Credit Loans of such
           --------------------
Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount ("Revolving Credit Note"). A Note and the
                               ---------------------
Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No
                                                             ---------
assignment of a Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.5(h).

          2.6  Optional Prepayments; Mandatory Prepayments and Reduction of
               ------------------------------------------------------------
Commitments.  (a)  Subject to subsection 2.16, the Borrower may at any time and
-----------
from time to time prepay any Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the date of prepayment, specifying the date and amount of prepayment, the Type of Loan to be prepaid (which loans shall be prepaid on a pro rata basis among the applicable Lenders) and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) (i) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.2), 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b). Nothing in this paragraph (b) shall be deemed to permit any Indebtedness not permitted by subsection 7.2.

          (ii) If, subsequent to the Closing Date (or, if earlier, the Escrow
Date), the Borrower or any of its Restricted Subsidiaries shall receive Net Proceeds from any Asset Sale or series of related Asset Sales in excess of $500,000, such Net Proceeds shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b); provided that Net Proceeds from any Asset Sales shall not be required to be so applied to the extent that such Net Proceeds are used by the Borrower or such Restricted Subsidiary (A) to acquire assets to be employed in the business of the Borrower or its Restricted Subsidiaries or a Similar Business of the Borrower or its Restricted Subsidiaries or, (B) to the extent permitted by subsection 7.9, to acquire (i) equity interests in a Person engaged in a Similar Business or (ii) assets constituting a business unit of a Person engaged in a Similar Business, in each case within 358 days of receipt thereof, but if such Net Proceeds are not so used, 100% of the amount of such Net Proceeds not so used shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the earlier of (x) the 359th day after receipt of such Net Proceeds and (y) the date on which the Borrower has determined that such

Net Proceeds shall not be so used. To the extent that more than $50,000,000 in Net Proceeds from Asset Sales shall at any time remain unused or unapplied as provided in this subsection 2.6(b)(ii) for a period of more than 60 days, the Borrower shall deposit all such unused or unapplied Net Proceeds into a cash collateral account satisfactory to the Administrative Agent established for the benefit of the Lenders; provided, however, that so long as an Event of Default shall not have occurred and be continuing, such funds shall be released promptly upon notice from the Borrower for prompt use or application in accordance with this subsection 2.6(b)(ii). The Borrower hereby grants to the Administrative Agent for the benefit of the Lenders, a security interest in such cash collateral account and cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents until used or applied as provided herein.

          (iii) If there is Excess Cash Flow for any fiscal year and the Debt Ratio as of the last day of such fiscal year is greater than 4.0 to 1.0, 75% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year. If there is Excess Cash Flow for any fiscal year and the Debt Ratio as of the last day of such fiscal year is less than or equal to 4.0 to 1.0, 50% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year.

          (iv) Any mandatory prepayments of the Loans pursuant to this subsection 2.6 shall be applied (x) first, to the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis to reduce the unpaid scheduled installments of principal of each such Tranche of Term Loans due in the year 2001, (y) second, to the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis to reduce the unpaid scheduled installments of principal of each such Tranche of Term Loans on a pro rata basis, and (z) thereafter to the permanent reduction of the Revolving Credit Commitment; provided that, in the case of Tranche B Term Loans, so long as any Tranche A Term Loans are outstanding, the Tranche B Term Lenders shall have the right to waive such Lenders' right to receive any portion of such prepayment. The Administrative Agent shall notify the Tranche B Term Lenders of such receipt and the amount of the prepayment to be applied to each such Lender's Term Loans; provided, that the Borrower shall use its reasonable efforts to notify the Tranche B Term Lenders of such waivable mandatory prepayment three (3) Business Days prior to the payment to the Administrative Agent of such waivable mandatory prepayment. In the event any such Tranche B Term Lender desires to waive such Lender's right to receive any such waivable mandatory prepayment, such Lender shall so advise the Administrative Agent no later than the close of business on the Business Day immediately following the date of such notice from the Administrative Agent. In the event that any such Lender waives such Lender's right to any such waivable mandatory prepayment, the Administrative Agent shall apply 50% of the amount so waived by such Lender to prepay the Tranche A Term Loans to reduce unpaid scheduled installments of principal of the Tranche A Term Loans on a pro rata basis. The Administrative Agent shall return the remainder of the amount so waived by such Lender to the Borrower. Revolving Credit Commitment reductions made pursuant to subsections 2.6(b)(i), (ii) and (iii) shall be applied to each Lender's Revolving Credit Commitment on a pro rata basis and shall reduce permanently such Commitments.

          (v) If after giving effect to any reduction of the Revolving Credit Commitments under subsection 2.4 or 2.6 (A) the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans shall exceed the Revolving Loan Sublimit or (B) the amount in clause (A) plus the aggregate outstanding amount of L/C

Obligations, shall exceed the aggregate amount of the Revolving Credit Commitments, such reduction shall be accompanied by prepayment in the amount of such excess to be applied (x) first, to the outstanding Swing Line Loans and (y)
                              -----
second, to outstanding Revolving Credit Loans (in each case, together with any
------
amounts payable under subsection 2.16); provided that, with respect to clause
(B) above, if the aggregate principal amount of Swing Line Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount (but in no event greater than such balance) in a cash collateral account satisfactory to the Administrative Agent established for the benefit of the Issuing Lender and the L/C Participants. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral account and cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents.

          2.7  Conversion and Continuation Options. (a)  The Borrower may elect
               -----------------------------------
from time to time to convert LIBOR Loans to Base Rate Loans, by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M. New York City time, on the Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Swing Line Loans) to LIBOR Loans by giving the Administrative Agent prior irrevocable notice of such election at or before 11:00 A.M., New York City time, on the third Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is then continuing and the Required Lenders have determined in their sole discretion not to permit such conversion and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Termination Date with respect to such Loan.

          (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the
             ---------------
next Interest Period to be applicable to such Loans and of the amount and Type of Loan to be continued, provided that no LIBOR Loan may be continued as such
(i) when any Event of Default has occurred and is then continuing and the Required Lenders have determined in their sole discretion not to permit such continuation or (ii) after the date that is one month prior to the Termination Date with respect to such Loan and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          (c) All notices given by the Borrower under this subsection 2.7 may be made by telephonic notice promptly confirmed in writing.

          2.8  Minimum Amounts and Maximum Number of Tranches.  All borrowings,
               ----------------------------------------------
conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each LIBOR Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. All Loans hereunder may be converted or continued into Base Rate Loans without reference to the minimum principal amount requirements for new Base Rate Borrowings set forth in Section 2.2 above. In no event shall there be more than 25 LIBOR Tranches outstanding at any time.

          2.9  Interest Rates and Payment Dates.  (a)  Each LIBOR Loan shall
               --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable with respect to each Loan in arrears on each Interest Payment Date and on the Termination Date with respect to such Loan, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees.  (a) Interest on Base Rate
               --------------------------------
Loans and fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

          2.11 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Required Lenders that, the circumstances that prompted the delivery of such notice no longer exist), no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

          2.12 Pro Rata Treatment and Payments.  (a)  Each borrowing by the
               -------------------------------
Borrower from the Revolving Credit Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of Revolving Credit Lenders shall be made pro rata according to the respective Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment (other than as provided in subsection 2.6(b)(iv) of this Agreement)) by the Borrower on account of principal of and interest on any Term Loans or the Revolving Credit Loans, and any application by the Administrative Agent of the proceeds of any Collateral, shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder in respect of any Loan, whether on account of principal, interest, Reimbursement Obligations, fees, expenses or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders with respect to such Loans, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative

Agent may assume that such Lender is making such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

          2.13 Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans into LIBOR Loans shall be reinstated.

          2.14 Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes that are covered by subsection 2.15 and changes in the rate of net income taxes (including branch profits taxes and minimum taxes) or franchise taxes (imposed in lieu of net income taxes) of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different LIBOR lending office if the making of such designation would allow the Lender or its LIBOR lending office to continue to perform its obligations to make LIBOR Loans or to continue to fund or maintain LIBOR Loans and avoid the need for, or reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section, the Borrower may convert all LIBOR Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrower shall not be required to compensate a Lender pursuant to this subsection for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Requirement of Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this subsection, showing the calculation thereof in reasonable detail, submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes.  (a)  Except as provided in this subsection 2.15, all
               -----
payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"),
                                                                -----
excluding Taxes on net income (including, without limitation, branch profits taxes and minimum taxes) and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld or
                             ------------------
deducted from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) the amount of interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not a United States person as defined in Section 7701(a)(30) of the Code with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or that are attributable to such Lender's failure at any time to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are so required to be withheld or deducted, the Borrower shall make any such required withholding or deduction and remit the full amount withheld or deducted to the relevant authority in accordance with applicable law, and, as promptly as possible thereafter, the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or, if such official receipt was not received, any other proof of payment reasonably satisfactory to such Agent and Lender.

          (b) Each Lender, Assignee and Participant that is not a United States person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall
                                                         ---------------
deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, solely to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

          (A) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents), or successor and related applicable forms, as the case may be; or

          (B)  in the case of a Non-U.S. Lender that is not a "bank" within the
                                                               ----
     meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit E (or such other form of statement as shall be reasonably requested by the Borrower (or, in the case of a Participant, the applicable Lender) from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees (i) to deliver, upon request, to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001 or 4224, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, solely to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit E (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower (or, in the case of a Participant, the applicable Lender) from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender (or Participant) became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender (or Participant) promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.15(b). The Borrower hereby agrees that for so long as a Lender that is a Non-U.S. Lender complies with this subsection 2.15(b), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non-U.S. Lender pursuant to this Agreement.

          (c) The Borrower will indemnify each Agent and each Lender for the full amount of Non-Excluded Taxes paid by such Agent or such Lender, as the case may be, and any liability for penalties, interest and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by an Agent or a Lender, absent manifest error, shall be final after the date such Agent or such Lender, as the case may be, makes written demand therefor.

          (d) If any Agent or any Lender receives a refund with respect to Non-Excluded Taxes paid by the Borrower, which in the sole discretion and good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly pay such refund to the extent allocable to payment of Non-Excluded Taxes to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, if all the payments due under this subsection 2.15 have been paid in full; provided, however, that the Borrower agrees to promptly return such amount, net of any incremental additional costs, to the applicable Agent or Lender, as the case may be, if it receives notice from the applicable Agent or Lender that such Agent or Lender is required to repay such refund.

          (e) In addition to its agreements under paragraph (b) of this subsection, each Lender and each Agent shall, at the request of the Borrower, use best efforts to provide any certificate or document that such Lender or Agent could legally provide without any material burden on its part and that would reduce (or avoid) any Non-Excluded Taxes on payments to it made under this Agreement or any Notes.

          (f) The agreements in this subsection 2.15 shall survive the termination of this Agreement and the payment of all Loans and other amounts payable hereunder.

          2.16  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto (but excluding loss of margin). Such indemnification under this subsection 2.16 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (but excluding loss of margin) over
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all amounts payable thereunder.

          2.17  Replacement of Lenders.  If at any time (a) the Borrower becomes
                ----------------------
obligated to pay additional amounts described in subsection 2.14 or 2.15 as a result of any condition described in such subsections, or any Lender ceases to make LIBOR Loans pursuant to subsection 2.13, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (c) any Lender becomes a "Nonconsenting
                                                                -------------
Lender" (hereinafter defined), then the Borrower may, on ten Business Days'
------
prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 10.6 all of its rights and obligations under this Agreement to a Lender or other financial institution selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.16 as though such Loans were being paid instead of being purchased); provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (ii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in this subsection 2.17, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to subsection 2.14 or 2.15, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."
                                                        --------------------

          2.18  Certain Fees.  Borrower agrees to pay to the Administrative
                ------------
Agent, for its own account, a non-refundable administration fee in an amount previously agreed to with the Administrative Agent, payable in advance on the Closing Date and annually in advance on each anniversary thereof prior to the earlier of (x) the Final Maturity Date and (y) the payment in full of all Loans and all other amounts owing under this Agreement.

          2.19  Certain Rules Relating to the Payment of Additional Amounts.
                -----------------------------------------------------------
(a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection
2.14 or 2.15 shall, at the option of such Lender, either (A) forego payment of such additional amount from the Borrower or (B) reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded taxes giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its out-of-pocket costs, including attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Taxes.

          (b) Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its reasonable discretion) to designate a different lending office if the making of such a designation would allow the Lender to continue to make and maintain LIBOR Loans and would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


                         SECTION 3.  LETTERS OF CREDIT

          3.1   L/C Commitment.  (a)  Subject to the terms and conditions
                --------------
hereof, the Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during
  -----------------
the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment with respect to Revolving Credit Loans of all Revolving Credit Lenders
less the aggregate principal amount of the Swing Line Loans then outstanding
----
would be less than zero.

          (b) Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Loan Termination Date; provided that any Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event later than the fifth Business Day prior to the Revolving Loan Termination Date).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or any policies of the Issuing Lender.

          3.2  Procedure for Issuance of Letters of Credit.  The Borrower may
               -------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Loan Termination Date by delivering to the Issuing Lender with a copy to the Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent (with copies for each Lender) promptly following the issuance thereof.

          3.3  Fees, Commissions and Other Charges.  (a)  The Borrower shall pay
               -----------------------------------
to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for LIBOR Revolving Credit Loans, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Commitment Percentages with respect to Revolving Credit Loans. In addition, the Borrower shall pay to the Administrative Agent, for the sole account of the Issuing Lender, a fee equal to 0.250% per annum of the aggregate face amount of outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          3.4  L/C Participation.  (a)  The Issuing Lender irrevocably agrees to
               -----------------
sell and hereby sells to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage with respect to Revolving Credit Loans from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage with respect to Revolving Credit Loans of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 11:00 A.M., New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  (a)  The Borrower
               ----------------------------------------
agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender provided such notice is received by 1:00 P.M., New York City time, on such Business Day, and the next Business Day if such notice is received after such time. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until payment in full (i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and
(ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

          3.6  Obligations Absolute.  (a)  The Borrower's obligations under
               --------------------
subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the Issuing Lender has actual knowledge of such invalidity, fraud or forgery), or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the

Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

          3.8  Application.  To the extent that any provision of any Application
               -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall govern and control.


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents, the Issuing Lender, the Swing Line Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Lender, the Swing Line Lender and each Lender that:

          4.1  Financial Statements and Condition.  (a) The Borrower has
               ----------------------------------
heretofore furnished to the Lenders the combined balance sheet and statements of income and retained earnings and cash flows of the Acquired Subsidiaries, in each case as of and for the fiscal year most recently ended, as applicable.
Such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Acquired Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of December 31, 1997 (the "Pro
                                                                             ---
Forma Financial Statements"), prepared giving effect to the Transactions as if
--------------------------
they had occurred on such date and unaudited pro forma condensed statements of income for the twelve and nine months ended December 31, 1997 and the year ended March 31, 1997, assuming the Transactions had actually occurred on April 1, 1997. Such pro forma financial statements have been prepared in good faith by the Borrower based on assumptions believed by the Borrower to be reasonable, and reflect on a pro forma basis the estimated consolidated financial position and results of operations of the Borrower as of December 31, 1997, and March 31, 1997 assuming that the Transactions had actually occurred at April 1, 1997.

          4.2  No Change.  Since March 31, 1997 there has been no development,
               ---------
event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence.  The Borrower and each of its Subsidiaries
               -------------------
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (i) as of the Closing Date and (ii) with respect to the Borrower and its Restricted Subsidiaries, on the Effective Date and on each Borrowing Date, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except, with respect to Unrestricted Subsidiaries, where the failure to have such power, authority and legal right could not reasonably be expected to have a Material Adverse Effect and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations; No
               -----------------------------------------------------------
Conflict.  The Borrower and each of its Restricted Subsidiaries has the
--------
corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Credit Documents and the Transaction Documents. After giving effect to the Acquisition, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents and Transaction Documents to which the Borrower and each other Credit Party is a party (including, without limitation, the collateral assignment of the Coal Supply Agreements listed on Schedule 4.24 to the Administrative Agent for the benefit of the Agents and the Lenders and the mortgaging of all real property intended by the Credit Agreement to be mortgaged to the Administrative Agent for the benefit of the Agents and the Lenders), except those set forth on Schedule 4.4. This Agreement and each other Credit Document and Transaction Document have been duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement and each other Credit Document and Transaction Document to which it is a party constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.5  No Legal Bar.  Except as set forth on Schedule 4.5 or as could
               ------------
not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Credit Document by the Borrower and each Restricted Subsidiary party thereto, the borrowing and use of the proceeds of the Loans and the consummation of the transactions contemplated by the Credit Documents and the Transaction Documents: (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding, the Borrower or any Restricted Subsidiary (after giving effect to the Acquisition) or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Credit Documents.

          4.6  Litigation; Compliance with Laws; Reserves.  (a) Except as set
               ------------------------------------------
forth in Schedule 4.6, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (after giving effect to the Acquisition) or any business, property or rights of any such person (i) that expressly involve any Credit Document or the Transactions or (ii) as to which there is a reasonable possibility of any adverse determination and that, in either case could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) To the extent required by GAAP, the Borrower and its Subsidiaries (after giving effect to the Acquisition) maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (iv) future costs associated with other potential environmental liabilities.

          (c) None of the Borrower or any of its Subsidiaries (after giving effect to the Acquisition) or any of its respective material properties or assets is in violation of, nor will the continued operation of its material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Mining and Environmental Law, ordinance, code or approval or any building or mining permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          4.7  No Default.  Neither the Borrower nor any of its Subsidiaries
               ----------
(after giving effect to the Acquisition) is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership and Location of Property; Liens.  (a)  Schedule 4.8(a)
               -----------------------------------------
lists completely and correctly as of the Closing Date all material real property (including surface rights and coal and other mineral rights) owned by the Borrower and the other Credit Parties (after giving effect to the Acquisition) and Schedule 6.10 sets forth the addresses (or reasonably specific locations) of such properties for which a Mortgage or fixture filing is required hereunder.
As of the Closing Date, (i) with respect to each parcel of real property listed on Schedule 4.8(a) for which a Mortgage is required hereunder, the Borrower or its applicable Restricted Subsidiary (after giving effect to the Acquisition) has good record title in fee simple to such parcel, except for defects in title to such parcel which do not or will not have a material adverse effect on the
(A) marketability, (B) title insurability, or (C) operation and intended use, of such parcel; and (ii) with respect to all other real property listed on Schedule 4.8(a), the Borrower and its applicable Restricted Subsidiaries (after giving effect to the Acquisition) have good record title in fee simple, except, with respect to this clause (ii), for defects in title which could not reasonably be expected to result in a Material Adverse Effect.

     (b)  Schedule 4.8(b) lists completely and correctly as of the Closing Date
(A) all material real property (including surface rights and coal and other mineral rights) leased by the Borrower and the other Credit Parties (after giving effect to the Acquisition) and (B) the lessors thereof and the addresses (or reasonably specific locations) of such properties for which a Mortgage or fixture filing is required hereunder. As of the Closing Date, (i)(A) with respect to each parcel of real property listed on Schedule 4.8(b) for which a Mortgage is required hereunder, the Borrower or its applicable Restricted Subsidiary (after giving effect to the Acquisition) has a valid and enforceable leasehold interest, except where such lack of validity or enforceability does not or will not have a material adverse effect on the (x) title insurability or
(y) operation and intended use, of such parcel, and (B) with respect to all other real property listed on Schedule 4.8(b), the Borrower and its applicable

Restricted Subsidiaries (after giving effect to the Acquisition) have valid and enforceable leasehold interests, except, with respect to this clause (B), where such lack of validity or enforceability could not reasonably be expected to have a Material Adverse Effect; (ii)(A) with respect to each parcel of real property listed on Schedule 4.8(b) for which a Mortgage is required hereunder, the Borrower or its applicable Restricted Subsidiary (after giving effect to the Acquisition) possesses the leasehold interest(s) necessary for the operation of the applicable Mine(s) currently being operated on such parcel, and each of its rights under the applicable lease(s), contracts, rights-of-way and easements necessary for the operation of such Mine(s) is in full force and effect, except to the extent that failure to maintain such lease(s), contracts, rights of way and easements in full force and effect does not and will not have a material adverse effect on the operation and intended use of such parcel by the Borrower or such Restricted Subsidiary, and (B) with respect to all other real property listed on Schedule 4.8(b), the Borrower and its Restricted Subsidiaries (after giving effect to the Acquisition) possess all leasehold interests necessary for the operation of the Mines currently being operated by each of them, and each of their respective rights under the leases, contracts, rights-of-way and easements necessary for the operation of such Mines are in full force and effect, except to the extent, with respect to this clause (B), that failure to maintain such leases, contracts, rights of way and easements in full force and effect could not reasonably be expected to have a Material Adverse Effect; (iii)(A) with respect to each parcel of real property listed on Schedule 4.8(b) for which a Mortgage is required hereunder, neither the Borrower nor its applicable Restricted Subsidiary (after giving effect to the Acquisition) is in default under any of the applicable instruments or agreements described in clauses 4.8(b)(i) and 4.8(b)(ii) above, except for any defaults which, in the aggregate, do not or will not have a material adverse effect on the operation and intended use of such parcel, and (B) with respect to all other real property listed on
Schedule 4.8(b), neither the Borrower nor its Restricted Subsidiaries (after giving effect to the Acquisition) is in default under any of the applicable instruments or agreements described in clauses 4.8(b)(i) and 4.8(b)(ii) above, except, with respect to this clause (B), for any defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(iv) each of the Borrower and its Restricted Subsidiaries (after giving effect to the Acquisition) possesses all licenses, permits (including, but not limited to, all Mining and Environmental Permits necessary for the operation of the Mines being operated by each of them in accordance with applicable Mining and Environmental Laws) or franchises which are necessary to carry out its business as presently conducted, except where failure to possess such licenses, permits or franchises could not, in the aggregate, be reasonably expected to have a Material Adverse Effect, and neither the Borrower nor any Restricted Subsidiary (after giving effect to the Acquisition) is in violation in any material respect of any such license, permit or franchise.

          4.9  Intellectual Property.  Each of the Borrower and its Restricted
               ---------------------
Subsidiaries (after giving effect to the Acquisition) owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best of
                                     ---------------------
the Borrower's knowledge, and except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Restricted Subsidiaries (after giving effect to the Acquisition) does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10  Taxes.  Each of the Borrower and its Subsidiaries, and any other
                -----
affiliate with joint and several liability for taxes (after giving effect to the Acquisition), has filed or caused to be filed all Federal, state, local and other material tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it pursuant thereto and all assessments received by it (other than any taxes or assessments the amount or validity of which are currently being contested in good faith and for which adequate reserves are maintained on the books of the Borrower or such affiliate), except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Loans has
                -------------------
been or will be used for "purchasing" or "carrying" any "margin stock" within
                          ----------      --------       ------------
the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          4.12  ERISA; Coal Act; Black Lung Act.  Except as (i) set forth on
                -------------------------------
Schedule 4.12 or (ii) described pursuant to the notice provisions of 6.7(d)(vi) the Borrower has no agreements, arrangements or understandings relating to the transfer of Plans from TEG or the Seller to the Borrower (the "Transfer
                                                               --------
Agreements").   Except as could not reasonably be expected, individually or in
----------
the aggregate, to have a Material Adverse Effect: no Reportable Event has occurred with respect to any Single Employer Plan; all contributions required to be made with respect to a Plan have been timely made; none of the Borrower or any of its Subsidiaries (after giving effect to the Acquisition) nor any Commonly Controlled Entity has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the
Code or, to the knowledge of the Borrower, reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no termination of, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer Plan has occurred; and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower). No "accumulated funding deficiency" (within the
                                     ------------------------------
meaning of Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. Neither the Borrower nor any Commonly Controlled Entity (after giving effect to the Acquisition) currently intends to undertake a complete or partial withdrawal (as described in ERISA section 4203 and 4205, respectively) from any Multiemployer Plan for which there is any outstanding liability; if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, the Borrower anticipates that there would be a withdrawal liability in an amount which would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The Borrower, its Subsidiaries and its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, its Subsidiaries or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to have a Material Adverse Effect. The

Borrower and its Subsidiaries are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor its Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to have a Material Adverse Effect.

          4.13  Investment Company Act; Other Regulations.  Neither the Borrower
                -----------------------------------------
nor any Restricted Subsidiary (after giving effect to the Acquisition) is (a) an 'investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. None of the Borrower or any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or any other Federal or State statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

          4.14  Subsidiaries and Other Investments.  (a) Schedule 4.14(a) sets
                ----------------------------------
forth as of the Closing Date a list of all direct and indirect Subsidiaries of the Borrower (after giving effect to the Acquisition) and the percentage ownership interest of the Borrower (and each Subsidiary) therein. The shares of Capital Stock or other ownership interests so indicated in Schedule 4.14(a) are owned by the Borrower (or such Subsidiaries), directly or indirectly, and, with respect to Restricted Subsidiaries only, are fully paid and non-assessable and free and clear of all Liens, except for Permitted Liens.

          (b) Schedule 4.14(b) sets forth as of the Closing Date a list of all Joint Ventures and other minority investments to which the Borrower or any Subsidiary (after giving effect to the Acquisition) is a party, including a listing of each other Person party to such Joint Venture or investment and the Borrower's or such Subsidiary's percentage interest therein. The shares of Capital Stock or other ownership interests so indicated in Schedule 4.14(b) are owned by the Borrower or such Subsidiary, directly or indirectly, and except with respect to Unrestricted Subsidiaries, are fully paid and non-assessable and free and clear of all Liens, except for Permitted Liens.

          4.15  Purpose of Loans.  The proceeds of the Term Loans shall be used
                ----------------
by the Borrower to finance the Acquisition and related fees and expenses, to repay up to $50,000,000 of Indebtedness of Peabody Australia and its Subsidiaries and, if necessary, to provide cash collateral for certain letters of credit of the Acquired Subsidiaries. The proceeds of the Revolving Credit Loans shall be used by the Borrower for working capital purposes and other general corporate purposes in the ordinary course of business of the Borrower and its Restricted Subsidiaries, including, without limitation, to make Investments permitted under subsection 7.9.

          4.16  Environmental Matters.
                ---------------------

          Except as listed on Schedule 4.16, or as would not, individually or in the aggregate, be expected to result in a Material Adverse Effect:

          (a) The facilities and properties currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries (after giving effect to the Acquisition) (the "Properties") do not contain, and have not
                                      ----------
     previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Mining and Environmental Law.

          (b) None of the Borrower nor any of its Subsidiaries (after giving effect to the Acquisition) has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Mining and Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (after giving effect to the Acquisition) (the "Business"), or any prior business for which the Borrower has, or may
     ---------
     reasonably be alleged to have, retained liability under any Mining and Environmental Law, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Mining and Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Mining and Environmental Law.

          (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Mining and Environmental Law to which the Borrower or any Subsidiary (after giving effect to the Acquisition) is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other similar administrative or judicial requirements outstanding under any Mining and Environmental Law with respect to the Properties or the Business.

          (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary (after giving effect to the Acquisition) in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Mining and Environmental Laws.

          (f) The Properties and all operations at the Properties are in compliance in all respects with all applicable Mining and Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Mining and Environmental Law with respect to the Properties or the Business that could interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (g) The Borrower and its Subsidiaries (after giving effect to the Acquisition) hold and are in compliance with all Mining and Environmental Permits necessary for their operations.

          (h) No Lien relating to or in connection with any Mining and Environmental Law has been filed or has been attached to any Property.

          (i) The Borrower has delivered, or otherwise made available, to the Lenders copies of all material written environmental reports, audits and assessments concerning the Properties and the Business in the custody or control of the Borrower, including any prior business for which the Borrower has, or may reasonably be alleged to have, retained liability under any Mining and Environmental Law.

          4.17  Collateral Documents.  (a)  The Guarantee and Collateral
                --------------------
Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the pledged stock and other equity ownership interests described therein and, when stock certificates representing or constituting the pledged stock and other equity ownership interests described therein are delivered to the Administrative Agent, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock or other equity ownership interests described therein.

          (b) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein. Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Part I of Schedule 4.17 (which lists fixture filings as well), or arrangements have been made for such filing in such jurisdictions, and upon such filings, and upon the taking of possession by the Administrative Agent of any such Collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Liens as permitted by the definition of Permitted Liens, constitute perfected first priority Liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

          (c) Any and all consents or approvals (whether pursuant to Requirements of Law or any contract or other agreement or instrument) which are required, necessary or prudent to perfect a security interest in each of the Mortgages required hereunder, have been obtained or will be obtained within the applicable periods set forth in subsection 6.10(c). Upon (a) execution and delivery of such Mortgages, (b) the recording of each Mortgage in the applicable jurisdiction listed on Part II of Schedule 4.17, and (c) the payment of any required mortgage-recording taxes or fees, each of the Mortgages will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Agents and Lenders, a legal, valid and enforceable lien on the real property or leasehold interest described therein and such liens will, at the time of recordation of such Mortgages in such jurisdictions, constitute first priority liens on the real property or leasehold interest described therein, subject only to the existence of Liens as permitted by subsection 7.3(a), (e), (f), (g) and (j).

          4.18  Accuracy and Completeness of Information.  No fact is known to
                ----------------------------------------
the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by the Borrower or its Subsidiaries in writing prior to the date hereof. No document furnished or statement made in writing to the Lenders by the Borrower, any Subsidiary or, to the best of its knowledge, any party to any of the Transaction Documents in connection with the negotiation, preparation or execution of this Agreement or any of the other Credit Documents, taken as a whole, contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading in the context in which such statements are made. The Equity Documents constitute all of the material agreements relating to the Equity Investment, the Senior Notes Documents constitute all of the material agreements relating to the Senior Notes and the Subordinated Notes Documents constitute all of the material agreements relating to the Subordinated Notes.

          4.19  Solvency.  As of the Closing Date and after giving effect to the
                --------
Acquisition and the other transactions contemplated by the Transaction Documents including borrowings under the Original Credit Agreement on the Closing Date (or, if earlier, the Escrow Date) and the incurrence of all other Indebtedness and Guarantee Obligations being incurred on such date, the Borrower was "Solvent," in that (a) the property, at a fair valuation, of
                  -------
the Borrower and its Subsidiaries, taken together as a single entity, exceeded their debts, (b) the present fair salable value of the assets of the Borrower and its Subsidiaries, taken together as a single entity, was greater than the amount that will be required to pay their probable debts as such debts become absolute and matured, and (c) the Borrower did not intend to, and did not believe that the Borrower and its Subsidiaries, taken together as a single entity, would, incur debts or liabilities beyond the their ability to pay as such debts and liabilities mature. For purposes of this subsection, "debt"
                                                                     ----
means "liability on a claim" and "claim" means any (i) right to payment, whether
       --------------------       -----
or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

          4.20  Labor Matters.  There are no strikes, stoppages, slowdowns or
                -------------
other labor disputes or controversies pending or, to the Borrower's knowledge, overtly threatened against the Borrower or any of its Subsidiaries (after giving effect to the Acquisition) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries (and their predecessors) have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          4.21  Transaction Documents.  To the best of the Borrower's knowledge,
                ---------------------
the representations and warranties contained in the Transaction Documents, taken as a whole, are true and correct in all material respects as of the Closing Date (and, if earlier, the Escrow Date). On the Closing Date, the Acquisition was consummated in accordance with the Transaction Documents.

          4.22  Insurance.  Schedule 4.22 sets forth a true, complete and
                ---------
correct description of all material insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date and after giving effect to the Acquisition. As of such date, such insurance is in full force and effect and all premiums have been duly paid (unless such premium is being contested in good faith; provided that the policy to which such premium relates is not canceled or in imminent danger of cancellation as a result of such contest). The Borrower and its Restricted Subsidiaries (after giving effect to the Acquisition) and the Citizens Entities (as of the Closing Date only) have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

          4.23  Receipt of Proceeds.  On the Closing Date, the Borrower received
                -------------------
(i) at least $400,000,000 in gross proceeds from the issuance of the Senior Notes on the terms and conditions set forth in the Senior Notes Documents, (ii) at least $500,000,000 in gross proceeds from the issuance of the Senior Subordinated Notes on the terms and conditions set forth in the Subordinated Notes Documents and (iii) the Equity Investment on the terms and conditions set forth in the Equity Documents.

          4.24  Coal Supply Agreements.  Schedule 4.24 sets forth a complete and
                ----------------------
accurate list of all Coal Supply Agreements to which the Borrower or any other Credit Party (after giving effect to the Acquisition) is a party as of the Closing Date, including the counterparty to each such agreement, which, by their terms, do not prohibit a collateral assignment thereof to the Administrative Agent for the ratable benefit of the Agents and the Lenders or would not, upon such assignment or attempted assignment require notice to any other party thereto. As of the Closing Date, each such Coal Supply Agreement is in full force and effect, except to the extent that the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

          4.25  Mines.  Schedule 4.25 sets forth a complete and accurate list of
                -----
all Mines (including addresses and the owner and operator thereof) owned or operated by the Borrower or any of its Restricted Subsidiaries (after giving effect to the Acquisition) as of the Closing Date.

          4.26  Titled Equipment.  The value of all vehicles, rolling stock and
                ----------------
other Operating Equipment owned by the Borrower or any of its Restricted Subsidiaries (after giving effect to the Acquisition) as of the Closing Date and covered by certificates of title is not, in the aggregate, material to the Borrower and its Subsidiaries taken as a whole.

          4.27  Acts of God.  Neither the Business nor the Properties has been
                -----------
affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

          4.28  Surety Bonds.  All surety, reclamation and similar bonds
                ------------
required to be maintained by the Borrower or any of its Restricted Subsidiaries (after giving effect to the Acquisition) under any Requirement of Law or Contractual Obligation are in full force and effect and were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the consummation of the Transaction and the financing hereunder and under the other Transaction Documents; provided that (i) self-bonding permitted under Requirements of Law prior to the Closing Date may be required to be replaced following the Closing Date with surety bonds, (ii) the cost of such bonds may be increased and (iii) certain of such bonds may be terminated, suspended or revoked, provided that, taken together, the events specified in clauses (i),
(ii) and (iii) above will not have a Material Adverse Effect. All required guarantees of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

          4.29  Coal Sales.  The Borrower and each of the other Credit Parties
                ----------
(taken as a whole) sell not less than 80% of their inventory "F.O.B. mine" from which such inventory was severed, other than those sales of inventory designated for export. Not less than 66 2/3% of the Borrower's and the other Credit Parties' (taken as a whole) foreign sales of inventory are exported from the shipping terminal owned by Dominion Terminal Associates in Newport News, Virginia or the shipping terminal in Lambert's Point, Virginia. The Borrower and the other Credit Parties (taken as a whole) will not materially modify, change or alter the manner and method of their coal sales described in this subsection 4.29 without (i) providing to the Administrative Agent prompt written notice thereof and (ii) performing within thirty (30) days after any such modification, change or alteration, any and all acts (including, without limitation, the execution of any and all documents (including, without limitation, financing statements and continuation statements for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law)) which are reasonably necessary in the opinion of the Administrative Agent to maintain in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, its first priority security interest in such Collateral.

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1   Effective Date.  The effectiveness of this amendment and
                --------------
restatement of the Original Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent:

          (a) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Credit Documents to which the Borrower is a party, the borrowing hereunder, and that such resolutions have not been modified or rescinded and that the certificate of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (C) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of a Responsible Officer (other than the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above) as to the incumbency and specimen signature of such Secretary or Assistant Secretary.

          (b) The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Borrower) authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) The Administrative Agent shall have received a certificate of each Credit Party (other than the Borrower), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party.

          (d) The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Credit Party (other than the Borrower), certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

          (e) The Administrative Agent shall have received from the Borrower, the other Credit Parties, the Lenders and the Agents duly-executed signature pages to each Credit Document to which each such Person is a party (including, without limitation, this Agreement, the

     Confirmation Agreement, the Notes, the Trademark Security Agreement and the Patent Security Agreements) and each such Credit Document shall be in full force and effect.

          (f) The Administrative Agent shall have received the following executed legal opinions:

                    (i) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Borrower and special New York counsel to the other Credit Parties, substantially in the form of Exhibit C-1;

                    (ii) the executed legal opinion of Jeffery Klinger, Esq., special Missouri counsel to the Borrower and in-house counsel to the other Credit Parties, substantially in the form of Exhibit C-2; and

                    (iii) the executed legal opinions of local counsel to the Borrower and the other Credit Parties in the states of Wyoming, Arizona and West Virginia regarding perfection of security interests in Collateral located in such jurisdictions.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

          (g) The Administrative Agent shall have received duly-executed UCC financing statement amendments and assignments with respect to all UCC-1 financing statements and fixture filings originally executed and delivered on the Closing Date by the Credit Parties under the Original Credit Agreement, in each case reflecting the assignment of such financing statements to the Administrative Agent by the Original Administrative Agent and reflecting the amendment and restatement of the Original Credit Agreement by this Agreement, as well as any other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent necessary or, in the opinion of the Administrative Agent, desirable to continue the perfection of the Administrative Agent's (as assignee of the Original Administrative Agent) security interest in any Collateral granted by the Borrower on the Closing Date pursuant to the Security Documents.

          (h) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Agents and the Lenders have been named as additional insureds on all liability insurance policies of the Borrower and its Restricted Subsidiaries and that the Administrative Agent has been named as loss payee on all property and casualty insurance policies of the Borrower and its Restricted Subsidiaries.

          (i) Each assignment of a Loan and/or a Commitment by the Original Lender to a Lender contemplated to occur on or prior to the Effective Date shall have been consummated.

          (j) The Original Administrative Agent shall have received payment in full for all fees and expenses incurred by it through the Effective Date in its capacity as Administrative Agent under the Original Credit Agreement (including, without limitation, the fees and expenses of its legal counsel), to the extent the Borrower has received a written statement therefor.

          (k) The Administrative Agent and the Syndication Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, dated the Effective Date and confirming that the representations and warranties set forth herein and in the other Credit Documents are true and correct in all material respects as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date.

          (l) On the Effective date, no Default or Event of Default shall have occurred and be continuing.

          (m) On the Effective Date, no event shall have occurred that could reasonably be expected to have a Material Adverse Effect.

          (n) The Administrative Agent shall have received from the Original Administrative Agent all documents delivered to the Original Administrative Agent pursuant to subsections 5.1(a) and 6.22 of the Original Credit Agreement.

          5.2  [RESERVED]

          5.3   Conditions to a Credit Event.  The obligation of any Lender or
                ----------------------------
of the Issuing Lender on the occasion of any Credit Event is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a Notice of Borrowing at least three (3) Business Days in advance of the date of such Credit Event (subject to any shorter notice periods provided for in subsection 2.2) or, in the case of the issuance of a Letter of Credit, the Issuing Lender, the Administrative Agent shall have received an Application requesting the issuance of such Letter of Credit at least three (3) Business Days in advance of the date of such Credit Event.

          (b) The Administrative Agent and the Syndication Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, dated the date of such Credit Event and confirming that the representations and warranties set forth herein and in the other Credit Documents are true and correct in all material respects as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date.

          (c) At the time of and immediately after such Credit Event, no Default or Event of shall have occurred and be continuing.

          (d) No event shall have occurred that could reasonably be expected to have a Material Adverse Effect.


                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Credit Document, the Borrower shall, and shall cause each of its Subsidiaries (or, where specified, Restricted Subsidiaries) to:

          6.1   Financial Statements. Furnish to the Administrative Agent with
                --------------------
     copies for each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of (i) the Borrower and its consolidated Subsidiaries and (ii) the Borrower and its Consolidated Subsidiaries, in each case as at the end of such year and the related consolidated and Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and, in the case of statements delivered under clause (i), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and, in the case of statements delivered under clause (ii), certified by a Responsible Officer;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and (ii) the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, in each case as at the end of such quarter and the related unaudited consolidated and Consolidated statements of income and retained earnings and of cash flows of the Borrower and its applicable Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

          All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2   Certificates; Other Information.  Furnish to the Administrative
                -------------------------------
Agent with copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that, in performing their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the provisions of subsection 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a)(ii) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Restricted Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.10 with respect thereto),
     (ii) neither of the Borrower nor any of its Restricted Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and

     (ii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) concurrently with the delivery of financial statements pursuant to subsection 6.1(a)(ii) or (b), a certificate of the chief financial officer of the Borrower setting forth, in reasonable detail, the computations, as applicable, of (i) Debt Ratio, (ii) Excess Cash Flow and
     (iii) the financial covenants set forth in subsection 7.1, as of such last day or for the fiscal period then ended, as the case may be;

          (d) not later than 60 days after the end of each fiscal year of the Borrower, a copy of summary projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared based on assumptions believed by the Borrower to be reasonable;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or any of its Restricted Subsidiaries sends to its stockholders, and within five days after the same are filed, copies of all financial statements and other reports which the Borrower or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  With respect to the Borrower and each of
               ----------------------
its Restricted Subsidiaries, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, or otherwise in accordance with customary industry practice, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or such Restricted Subsidiary, as the case may be.

          6.4  Existence; Businesses and Properties.  (a) Do or cause to be done
               ------------------------------------
all things necessary to preserve, renew and keep in full force and effect the legal existence of the Borrower and each Restricted Subsidiary, except as otherwise expressly permitted under subsections 7.5 and 7.6.

          (b) With respect to the Borrower and its Restricted Subsidiaries, maintain, preserve, protect, and keep all Collateral and all other property used or useful and necessary in the conduct of its business in good condition (ordinary wear and tear and damage by fire or other casualty or taking by condemnation excepted and in compliance with all applicable material Requirements of Law.

          (c) Keep in full force and effect all of its material leases and other material contract rights, and all material rights of way, easements and privileges necessary or appropriate for the proper operation of the Mines being operated by the Borrower or a Restricted Subsidiary.

          (d) Obtain and comply with each permit, license, authorization and other governmental approval necessary to recover Coal from any Mine being operated by the Borrower or a

Restricted Subsidiary and observe the requirements thereof in all material respects, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (e) Cause each Mine being operated by the Borrower or a Restricted Subsidiary to be operated, maintained, developed and mined and cause the associated processing plants and other fixed and operating assets to be operated and maintained, in a workmanlike manner, as would a prudent coal mine operator, and in accordance with generally accepted mining practices and all applicable Requirements of Law, including but not limited to applicable Mining and Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (f) Cause the Operating Equipment, the processing plants associated with the Mines being operated by the Borrower or a Restricted Subsidiary and other fixed and operating assets to be kept in effective operating condition, and all repairs, renewals, replacements, addition and improvements thereof or thereto needful to the production, processing and transportation of Coal from any such Mine or associated properties to be promptly made, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) Pay or cause to be paid when due all expenses incurred in connection with the maintenance, development, operation and protection of processing plants associated with the Mines being operated by the Borrower or a Restricted Subsidiary and other fixed and operating assets, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.5  Insurance.  (a)  Maintain with financially sound and reputable
               ---------
insurance companies insurance (including, without limitation, all required surety, reclamation and similar bonds) on all its property in at least such amounts and against at least such risks (but including in any event public liability, cargo loss and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to result in a Material Adverse Effect, or, in the case of the Borrower and any Restricted Subsidiary, materially adversely affect the value or usefulness of such property; provided that in any event the Borrower will maintain, and will cause each of its Restricted Subsidiaries to maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall be limited to fixed construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to the Borrower and its Restricted Subsidiaries shall be provided by insurers or reinsurers which
(x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof.

          (b) The Borrower and its Restricted Subsidiaries will deliver to the Administrative Agent on behalf of the Lenders, (i) on the Closing Date (or, if earlier, the Escrow Date), a certificate dated such date showing the amount of insurance coverage as of such date, (ii) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower or any Subsidiary, and (v) promptly after such information is available to the Borrower, full information as to any claim for an amount in excess of $2,500,000 with respect to any property and casualty insurance policy maintained by the Borrower or any Restricted Subsidiary. The Agents and the Lenders shall be named as additional insureds on all such liability insurance policies of the Borrower and its Restricted Subsidiaries and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of the Borrower and its Restricted Subsidiaries. Any proceeds from any such insurance policy in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Restricted Subsidiaries receives a condemnation award or other compensation shall be paid to the Borrower or the Restricted Subsidiary; provided that any such proceeds paid to the Borrower or any Restricted Subsidiary with respect to, and to the extent of, a loss attributable to any Unrestricted Subsidiary or its property shall be paid to such Unrestricted Subsidiary; provided further that: (A) the Borrower or the Restricted Subsidiary will use such proceeds, condemnation award or other compensation to repair, restore or replace the assets which were the subject of such claim within 12 months after receipt thereof (and a Responsible Officer shall deliver a certificate specifying in reasonable detail such usage not later than the last day of such relevant period), and (B) if, at the time of the receipt of such proceeds, condemnation award or other compensation, an Event of Default has occurred and is continuing, the aggregate amount of all such proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as Collateral for application in accordance with the Security Documents; and provided further that, to the extent that any amount of such proceeds, condemnation award or other compensation are not used or committed during the time period specified in proviso (A) above, then, if requested by notice from the Required Lenders to the Borrower, all such remaining uncommitted proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as Collateral for application in accordance with the Security Documents.

          6.6  Inspection of Properties; Books and Records; Discussions.  Keep
               --------------------------------------------------------
proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine any of its books, records, agreements, contracts and the like (except to the extent (i) any such access is restricted by a Requirement of Law or (ii) any such agreements, contracts or the like are subject to a written confidentiality agreement with a non-Affiliate that prohibits the Borrower or any of its Subsidiaries from granting such access to the Lenders; provided that, with respect to such confidentiality restrictions affecting the Borrower or any of its Restricted Subsidiaries, a Responsible Officer is made available to such Lender to discuss such confidential information to the extent permitted) at any reasonable time and upon reasonable notice on a Business Day and as often as may reasonably be desired by any Lender and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect or (iii) any material asset sale by the Borrower or a Restricted Subsidiary (describing in reasonable detail the assets sold, the consideration received therefor and the proposed use of the proceeds thereof);

          (c) any other litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance; and

          (d) the following events that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, as soon as possible and in any event within 20 days after the Borrower knows or has reason to know thereof: (i) the incurrence or expected incurrence of an accumulated funding deficiency or the filing or expected filing of an application to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension or expected extension of any amortization period under Section 412 of the Code with respect to a Plan, the creation of any Lien or the expected creation of any Lien in favor of the PBGC or a Plan, and the reassumption or expected reassumption by the Seller of sponsorship of any Single Employer Plan, (ii) the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiple Employer Plan), or any withdrawal from or expected withdrawal from, or the termination, Reorganization or Insolvency, or expected termination, Reorganization or Insolvency of, any Multiemployer Plan, or a failure or reasonably expected failure to make any required contribution to a Plan,
     (iii) the institution or the expected institution of proceedings by the PBGC or any Person (including any employer) with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan, (iv) the incurrence or expected incurrence of any liability pursuant to (A) the Coal Act (other than with respect to required premiums or other payments which are timely paid), or
     (B) the Black Lung Act (other than with respect to required premiums, contributions or other payments which are timely paid), (v) any adoption of, assumption of, amendment of, or modification of any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA or the Coal Act which on a FAS 106 basis results in the incurrence or expected incurrence of any increased liability with respect thereto) or (vi) any Transfer Agreement with the PBGC (which notice shall describe all the material terms of any such Transfer Agreement).

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.


          6.8  Mining and Environmental Laws.  Except as would not reasonably be
               -----------------------------
expected to have a Material Adverse Effect: (a)(i) Comply in all respects with all applicable Mining and Environmental Laws, and obtain, comply in all respects with, and maintain any and all Mining and Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all respects with all applicable Mining and Environmental Laws, and obtain, comply in all respects with and maintain any and all Mining and Environmental Permits, applicable to any of them. Notwithstanding the foregoing, upon learning of any actual or suspected noncompliance, the Borrower or one or more of its Subsidiaries, as appropriate, shall promptly undertake all reasonable efforts to achieve compliance; and

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions in each case required under applicable Mining and Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding applicable Mining and Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          6.9  Further Assurances.  With respect to the Borrower and its
               ------------------
Restricted Subsidiaries, upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          6.10 Additional Collateral.  (a)  With respect to any assets (other
               ---------------------
than (x) any assets described in subsection 6.10(b), (y) immaterial assets a Lien on which cannot be perfected by physical delivery to the Administrative Agent or by filing UCC-1 financing statements, and (z) assets constituting interests in real property, which are governed by subsection 6.10(c)) acquired on or after the Closing Date by the Borrower or any of its Restricted Subsidiaries (including, without limitation, the Capital Stock of newly created or acquired Restricted Subsidiaries) which are not already subject to the Lien created by any of the Security Documents, promptly (and in any event within thirty (30) days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Agents and the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the delivery of the applicable assets to the Administrative Agent or the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) of this subsection 6.10(a), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, on or subsequent to the Closing Date, (x) becomes a direct or indirect Restricted Subsidiary (other than any Acquired Subsidiary (for which the ten (10) day time periods set forth below do not apply)), (y) ceases to be a Foreign Subsidiary but retains its Restricted Subsidiary status, or (z) ceases to be an Unrestricted Subsidiary but retains its, or otherwise qualifies hereunder for, Subsidiary status, as applicable (except, in each case, with respect to the execution and delivery of any Mortgages, the timing of the execution and delivery of which is governed by subsection 6.10(c)(vi) below): (i) no later than ten (10) days after the date such Person becomes such a Subsidiary, execute and deliver to the Administrative Agent, for the benefit of the Agents and the Lenders, such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Agents and the Lenders, a Lien on the Capital Stock of such Restricted Subsidiary which is owned by the Borrower or any of its Restricted Subsidiaries,
(ii) no later than ten (10) days after the date such Person becomes such a Subsidiary, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, (iii) cause such Restricted Subsidiary (A) no later than ten (10) days after the date such Person becomes such a Subsidiary, to become a party to the Guarantee and Collateral Agreement, and the Subordination Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent and (B) no later than thirty (30) days after the date such Person becomes such a Subsidiary, to take all actions necessary or advisable to cause each Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with and pursuant to all applicable Requirements of Law, including, without limitation, the filing of fixture filings and financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iv) within thirty (30) days of the date such Person becomes such a Subsidiary, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) of this subsection 6.10(b), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, (1) no Foreign Subsidiary of the Borrower shall be required to execute the Guarantee and Collateral Agreement, (2) no more than 65% of the Capital Stock of or equity interests in any direct Foreign Subsidiary of the Borrower or any of its Subsidiaries (and none of the Capital Stock of or equity interests in any indirect Foreign Subsidiary), or any other of its Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder, (3) no Unrestricted Subsidiary shall be required to become a party to the Guarantee and Collateral Agreement or deliver any Mortgages with respect to any of its real properties and (4) the Capital Stock of Unrestricted Subsidiaries pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement shall be released as provided in subsection 8.16 thereof.

          (c)  As promptly as practicable, but in any event:

                    (i) within sixty (60) days following the Closing Date or, with respect to clause (C) only, within sixty (60) days following the Administrative Agent's election of a Title Policy or a Title Opinion, the Borrower, at its sole cost and expense, shall have delivered to the Administrative Agent (A) a Mortgage with respect to each of the real property interests described in Part I of Schedule 6.10, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such

Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy (as defined in subsection 6.10(d)) or a Title Opinion (as defined in subsection 6.10(d)), to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded;

                    (ii) within ninety (90) days following the Closing Date, or, with respect to clause (C) only, within ninety (90) days following the Administrative Agent's election of a Title Policy or a Title Opinion, the Borrower, at its sole cost and expense, shall have delivered to the Administrative Agent, (A) a Mortgage with respect to each of the real property interests described in Part II of Schedule 6.10, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded;

                    (iii) within one hundred fifty (150) days following the Closing Date or, with respect to clause (C) only, within one hundred fifty (150) days following the Administrative Agent's election of a Title Policy or a Title Opinion, the Borrower, at its sole cost and expense, shall have delivered to the Administrative Agent, (A) a Mortgage with respect to the each of the real property interests described in Part III of Schedule 6.10, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded;

                    (iv) commencing on the Closing Date and continuing thereafter for a period of one (1) year (or such longer period as may be reasonably requested by the Administrative Agent (after taking into account such factors as the overall value of the Collateral package granted to the Lenders, the Borrower's financial performance to date and the prospects of obtaining such Mortgages within a reasonable period of time)), the Borrower at its sole cost and expense shall use commercially reasonable efforts to deliver to the Administrative Agent, (A) a Mortgage with respect to each of the real property interests described in Part IV of Schedule 6.10, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded;

                    (v)   within thirty (30) days (or, with respect to clause
(C) only, within written thirty (30) days following the Administrative Agent's election of a Title Policy or Title Opinion) following the acquisition (by purchase, lease, or other means) of any real property interests by the

Borrower or any Restricted Subsidiary on or after the Closing Date, the Borrower or such Restricted Subsidiary, as applicable, at its sole cost and expense, shall have delivered to the Administrative Agent (A) a Mortgage with respect to each such real property interest covering each newly acquired parcel or parcels of real property (provided that such real property interest (x) if comprised of more than one parcel, consists of contiguous parcels, (y) comprises a "logical mining unit," or (z) is otherwise mortgageable in the reasonable opinion of the Administrative Agent) which contain(s) (collectively, if more than one parcel) at least five (5) million tons of reasonably proven (by industry standards) coal reserves, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded, but shall ultimately be subject to the Administrative Agent's obligation to maximize Lenders' security with respect to such Mortgage; provided, however, that notwithstanding the foregoing in this clause 6.10(c)(v), with respect to the securing of any leasehold interest by a Mortgage, the Borrower or its Restricted Subsidiary, as applicable, shall only be required to use its commercially reasonable efforts to deliver such Mortgage for such a period of time as is reasonably required to deliver such Mortgage or for the Administrative Agent to determine with reasonable certainty that, notwithstanding such efforts, such Mortgage cannot be delivered;

                    (vi) within sixty (60) days following the date on which any Person (other than any Acquired Subsidiary) becomes a Restricted Subsidiary, or ceases to be a Foreign Subsidiary but retains its Restricted Subsidiary status, or ceases to be an Unrestricted Subsidiary but retains its, or otherwise qualifies hereunder for Subsidiary status or, with respect to clause (C) only within sixty (60) days following the Administrative Agent's election of a Title Policy or a Title Opinion, the Borrower at its sole cost and expense shall have delivered or caused to be delivered to the Administrative Agent with respect to each such Person (A) a Mortgage with respect to each real property interest owned by such Person covering each parcel or parcels of real property (provided that such real property interest (x) if comprised of more than one parcel, consists of contiguous parcels, (y) comprises a "logical mining unit," or (z) is otherwise mortgageable in the reasonable opinion of the Administrative Agent) which contain(s) (collectively, if more than one parcel) at least five (5) million tons of reasonably proven (by industry standards) coal reserves, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, (B) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, and (C) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which such Mortgage is to be recorded; provided, however, that notwithstanding the foregoing in this clause 6.10(c)(vi), with respect to the securing of any leasehold interest by a Mortgage, the Borrower or its Restricted Subsidiary, as applicable, shall only be required to use its commercially reasonable efforts to deliver such Mortgage for such a period of time as is reasonably required to deliver such Mortgage or for the Administrative Agent to determine with reasonable certainty that, notwithstanding such efforts, such Mortgage cannot be delivered; and,

               (vii) at all times after the Borrower and its Restricted Subsidiaries have recognized, collectively, an asset "impairment loss" (as such term is contemplated by and pursuant to F.A.S. 121 ("Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of")) (or more than one such asset impairment loss) totaling in the aggregate Fifty Million Dollars ($50,000,000.00) or more, no later than thirty (30) days after each such recognition after recognition in excess of such initial $50,000,000, the Borrower at its sole cost and expense shall have delivered or caused to be delivered to the Administrative Agent (i) one or more Mortgages with respect to real property interests owned by Borrower or any of its Restricted Subsidiaries which (A) are not already subject to any Mortgage, (B) which have been selected by the Administrative Agent in its sole and absolute discretion, and (C) have a total value (as reasonably determined by the Administrative Agent) at least equal to the dollar value of such "impairment loss" recognition, such Mortgages in each case to be executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender,
(ii) a legal opinion in form and substance, and from counsel licensed to practice in the jurisdiction in which each such Mortgage is to be recorded, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that such Mortgage is a legal, valid and binding instrument, enforceable according to its terms, (iii) either a Title Policy or a Title Opinion, to be selected by the Administrative Agent in its reasonable discretion, the exercise of which shall take into account industry practices in the area in which each such Mortgage is to be recorded and (iv) a certificate executed by an officer of the Borrower or the Restricted Subsidiary, as applicable, issued to the Administrative Agent, certifying that at the time of such certification the fair market value of the real property interests which are being secured pursuant to this clause 6.10(c)(vii) equal or exceed the amount of the applicable "impairment loss" recognition, and that such recognition is in all other respects in accordance with GAAP.

          (d) As promptly as practicable, but in any event, as applicable and in either case, (i) within sixty (60) days following the Closing Date with respect to the real property described in Part I of Schedule 6.10, (ii) within ninety (90) days following the Closing Date with respect to the real property described in Part II of Schedule 6.10, (iii) within one hundred fifty (150) days following the Closing Date with respect to the real property described in Part III of Schedule 6.10, (iv) with respect to some or all of the real property described in Part IV of Schedule 6.10, if deliverable in accordance with the provisions of clause 6.10(c)(iv) above, promptly upon the receipt of the consents or other approvals required or necessary for the delivery thereof, and
(vi) no later than the required date of delivery of each Mortgage subject and pursuant to subsections 6.10(c)(v), 6.10(c)(vi), and 6.10(c)(vii), the Borrower shall have delivered or caused to be delivered to the Administrative Agent, with respect to each parcel covered by the applicable Mortgage encumbering such real property, (1) a mortgagee's title policy (or policies) (each such policy satisfying the requirements of this subsection 6.10(d), a "Title Policy") dated
                                                           ------------
a date reasonably satisfactory to the Administrative Agent, which such policy(ies) shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) ensure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except for liens permitted by subsections 7.3(a), (e), (f), (g), and (j) such other liens and defects as may be approved in writing by the Administrative Agent; (C) name the Administrative Agent for the benefit of the Agents and the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy -1992;
(E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsures, at the option of the Administrative Agent), and the Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid, or (2) a legal opinion from local counsel in the jurisdiction of such Mortgage, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, including, without limitation, an opinion that the mortgagor who is named in such Mortgage holds legal and valid title to the interests secured thereby, free and clear of all defects and encumbrances, except for liens permitted by subsections 7.3(a), (e),
(f), (g) and (j), and such other liens and defects approved by and/or acceptable to the Administrative Agent (a "Title Opinion").
                                -------------

          (e) If requested by the Administrative Agent, for each Title Policy or Title Opinion issued pursuant to subsection 6.10(d), as promptly as possible, but in any event within the applicable time periods referred to in subsection 6.10(d), the Borrower shall deliver or cause to be delivered to the Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, such Title Policy or Title Opinion, as applicable, together with a copy, certified by such parties as the Administrative Agent may reasonably deem appropriate, of any other all other documents affecting the real property interest covered by such Title Policy or Title Opinion.

          (f) As promptly as possible, but in any event within the applicable time periods referred to in subsection 6.10(d), if required pursuant to Regulation H of the Board of Governors of the Federal Reserve System ("Regulation H") the Borrower shall deliver to the Administrative Agent (A) a
--------------
policy of flood insurance which (i) covers the parcel of improved real property which is encumbered by the applicable Mortgage set forth on Schedule 6.10, (ii) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such parcel of improved real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (iii) has a term ending not earlier than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to
Section 208(e)(3) of Regulation H.

          (g) As promptly as possible, but in any event within forty-five (45) days following the Closing Date, with respect to each parcel of real property set forth on Part V of Schedule 6.10 (which shall include, without limitation, all active Mines, preparation plants, loading facilities and other major facilities owned by the Borrower or any other Credit Party), the Borrower shall take all actions that the Administrative Agent may reasonably require, including (if such property is not covered by a recorded Mortgage) the filing of UCC fixture filing financing statements, to cause the security interest created by the Security Documents in such fixtures to be perfected and with respect to each such parcel of real property and, if such real property is leased by the Borrower or the applicable Restricted Subsidiary or the Borrower or the appropriate Restricted Subsidiary is otherwise prohibited by contract from granting such fixture filing, use commercially reasonable efforts to obtain the consent, if necessary, of the landlord of such property or any other Person to the filing of UCC fixture filing financing statements and make such filings if such consent is obtained.

          (h) The Borrower hereby represents and warrants that the real property interests described on Schedule 6.10, Parts I-IV, constitute substantially all of the real property interests owned or controlled by the Borrower or any of its Restricted Subsidiaries with respect to (i) the operating mines (including coal reserves) known or referred to by the Borrower or any of its Restricted Subsidiaries as the Federal No. 2 Mine, the Lee Ranch Mine, the Rawhide Mine, the Caballo Mine, the North Antelope/Rochelle Mine Complex and the Black Mesa/Kayenta Mine Complex, and (ii) the coal reserves known or referred to by the Borrower or its Restricted Subsidiaries as the Belleville Reserves.

          6.11  Interest Rate Protection.  As promptly as practicable and in any
                ------------------------
event within 180 days after the Closing Date, enter into, and thereafter maintain in full force and effect through the second anniversary of the Closing Date one or more Interest Rate Agreements in form reasonably satisfactory to the Administrative Agent, the effect of which shall be to set at fixed rates the interest cost to the Borrower with respect to at least 33% of the aggregate average outstanding principal amount of the Term Loans and deliver evidence of the execution and delivery thereof to the Administrative Agent.

          6.12  Foreign Jurisdictions.  On the Effective Date, (i) be duly
                ---------------------
qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) with respect to the Borrower and the other Credit Parties, and to the extent not already done so under the Original Credit Agreement, deliver to the Administrative Agent certificates of good standing issued by the Secretary of State (or other relevant officers) of each jurisdiction referred to in clause (i) of this subsection 6.12, each dated as of a recent date. The Borrower and each of its Restricted Subsidiaries agree to maintain such qualification as a foreign corporation and such good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.13  Maintenance of Collateral; Alterations.  Refrain from committing
                --------------------------------------
any waste on any Collateral, except in the ordinary course of its business, or make any material change in the use of any Collateral, provided that any Credit Party may sell or lease to any other Person all or any portion of any item of Collateral that the Borrower has determined in good faith is not used or useful in such Credit Party's operating business.

          6.14  Use of Proceeds.  Use the proceeds of the Loans only for the
                ---------------
purposes specified in subsection 4.15.

          6.15  [RESERVED]

          6.16  Preparation of Environmental Reports.  If an Event of Default
                ------------------------------------
caused by reason of a breach of subsection 4.16 or 6.8 (with respect to compliance with Mining and Environmental Laws) shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Administrative Agent, the Borrower shall provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Properties.

          6.17  Citizens Debt.  Ensure (i) that TU causes the Seller or an
                -------------
affiliate of the Seller to provide the credit support for certain existing debt of Citizens contemplated by Section 4 of the Participation Agreement and (ii) that such debt is and remains non-recourse to the Borrower and its Restricted Subsidiaries.

          6.18  Maintenance of Coal Reserves.  Maintain at all times available
                ----------------------------
Coal reserves, or the rights to acquire coal from third parties, sufficient to fulfill its requirements under existing Coal Supply Agreements.

          6.19  Coal Supply Agreements.  At all times comply fully with all of
                ----------------------
the terms and conditions of its Coal Supply Agreements, the nonperformance with which could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries shall further perform any and all actions necessary to maintain all Coal Supply Agreements material to its business in full force and effect. To the extent practicable and commercially reasonable (provided that in no circumstance shall the Borrower or any of its Restricted Subsidiaries be required to incur any additional costs or impair any existing or potential business relationship), neither the Borrower nor any of its Restricted Subsidiaries shall after the Closing Date enter into any Coal Supply Agreements which do not provide that such Coal Supply Agreements are assignable to the Lenders without the consent of any other party to such Coal Supply Agreement.

          6.20  Exploration and Reserves.  All primary and basic exploration
                ------------------------
data and information pertaining to the Mines will be preserved where reasonable in accordance with customary industry practice and in a sound and careful manner for future use and review. All such information together with all other reserve reports and maps, analysis and, upon reasonable notice, engineering and operating data and similar information pertaining to the Mines being operated by any Credit Party shall be available at all reasonable times for inspection and review by authorized representatives of the Administrative Agent (except to the extent (i) any such access is restricted by a Requirement of Law or (ii) any such data, information or the like are subject to a written confidentiality agreement with a non-Affiliate that prohibits the Borrower or any of its Subsidiaries from granting such access to the Lenders; provided that, with respect to the Borrower or any of its Restricted Subsidiaries, a Responsible Officer is made available to such Lender to discuss such confidential information to the extent permitted).

          6.21  Certain Long Term Liabilities and Environmental Reserves.  To
                --------------------------------------------------------
the extent required by GAAP, maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits,
(iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and
(iv) future costs associated with other potential environmental liabilities.

          6.22  [RESERVED]

          6.23  Unrestricted Subsidiaries.  No Restricted Subsidiary may be
                -------------------------
owned in whole or in part by an Unrestricted Subsidiary.


                        SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as any portion of the Commitments remain in effect or any amount is owing to any Lender or any of the Agents hereunder or under any other Credit Document, the Borrower shall not, and (except with respect to subsection 7.1), shall not permit any of its Restricted Subsidiaries (and, with respect to Subsections 7.2, 7.3, 7.4 and 7.16, its Unrestricted Subsidiaries) to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Debt Ratio.  Permit the Debt Ratio at the last day of any fiscal
               ----------
     quarter to be greater than the ratio set forth below opposite such date:

                    Fiscal Quarter Ending              Ratio
                    ---------------------              -----
                    9/30/98                             6.00
                    12/31/98                            6.00

                    3/31/99                             6.00
                    6/30/99                             6.00
                    9/30/99                             6.00
                    12/31/99                            6.00

                    3/31/00                             5.75
                    6/30/00                             5.75
                    9/30/00                             5.75
                    12/31/00                            5.75

                    3/31/01                             5.60
                    6/30/01                             5.60
                    9/30/01                             5.60
                    12/31/01                            5.60

                    3/31/02                             5.00
                    6/30/02                             5.00
                    9/30/02                             5.00
                    12/31/02                            5.00

                    3/31/03                             4.75

                    6/30/03                             4.75

                    9/30/03                             4.75

                    12/31/03                            4.75
                    3/31/04                             4.25

                    Thereafter                          4.25

                           [CONTINUED ON NEXT PAGE]

          (b)  Interest Coverage. Permit the ratio of (i) Consolidated EBITDA
               -----------------
     for the four fiscal quarters ending on the last day of the fiscal quarter set forth below to (ii) Consolidated Cash Interest Expense for the four fiscal quarters ending on the last day of the fiscal quarter set forth below to be less than the ratio set forth opposite such date below (such ratio, the "Interest Coverage Ratio"):
                 -----------------------

                    Fiscal Quarter Ending              Ratio
                    ---------------------              -----
                    9/30/98                             1.50
                    12/31/98                            1.50
                    3/31/99                             1.50

                    6/30/99                             1.50
                    9/30/99                             1.50
                    12/31/99                            1.50

                    3/31/00                             1.85
                    6/30/00                             1.85
                    9/30/00                             1.85
                    12/31/00                            1.85

                    3/31/01                             2.00
                    6/30/01                             2.00
                    9/30/01                             2.00
                    12/31/01                            2.00

                    3/31/02                             2.25
                    Thereafter                          2.25

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
     exist any Indebtedness (including in respect of Interest Rate Agreements) except:

          (a) Indebtedness of the Borrower under the Credit Documents, the Senior Note Documents and the Subordinated Note Documents;

          (b) Indebtedness of the Borrower and any Restricted Subsidiary incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; provided, however, that the aggregate amount of any mandatory payments made by the Borrower with respect to such Indebtedness shall not exceed $20,000,000 in any fiscal year;

          (c) Indebtedness of a Person (other than any Acquired Subsidiary) which becomes a Restricted Subsidiary after the date hereof, provided that
     (i) such indebtedness existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person by the Borrower or its Restricted Subsidiary, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to the acquisition of such Person by the Borrower or its Restricted Subsidiary, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the covenants contained in subsection 7.1, calculated based on the relevant financial statements delivered pursuant to subsection 6.1, as though such acquisition occurred at the beginning of the period covered thereby, as evidenced by a certificate of a Responsible Officer of the Borrower furnished to the Administrative Agent demonstrating such compliance; and (iv) at no time shall all such Indebtedness permitted under this subsection (c) exceed $200,000,000 in the aggregate outstanding.

          (d) additional Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding; provided, however, that the aggregate amount of any mandatory payments made by the Borrower with respect to such Indebtedness shall not exceed $20,000,000 in any fiscal year;

          (e) Indebtedness of the Borrower and the Acquired Subsidiaries (other than under subsection (a)) outstanding or committed on the Closing Date and reflected on Schedule 7.2(e), provided that, with respect to all Indebtedness of one Credit Party to another Credit Party, such Credit Parties have complied with the provisions of subsection 7.2(h);

          (f) Indebtedness in respect of the Interest Rate Agreements required by subsection 6.11;

          (g) Indebtedness in respect of Hedge Agreements incurred in the ordinary course of business and consistent with prudent business practice (in any case, for the purpose of risk management only and not for the purpose of speculation);

          (h) unsecured Indebtedness of any Credit Party to any other Credit Party; provided, that (i) such Credit Parties have complied with the provisions of Subsection 6.10(b) and (ii) there exists an instrument or instruments evidencing such Indebtedness and such instrument or instruments have been pledged to the Administrative Agent, for the benefit of the Agents and the Lenders, pursuant to the terms of the Guarantee and Collateral Agreement;

          (i)  Indebtedness secured by Permitted Liens;

          (j) extensions, renewals or refinancings of Indebtedness under subsection 7.2(c) and (e) so long as (i) such Indebtedness (the "Refinancing Indebtedness") is in an aggregate principal amount not greater
     -------------------------
     than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness is a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the extent of the Indebtedness being extended, renewed, or refinanced, (v) the covenants, events of default and other provisions thereof (including any guarantees thereof), taken as a whole, are no less favorable to the Lenders than those contained in the Indebtedness being refinanced and (vi) at the time and after giving effect to such extension, renewal or refinancing, no Event of Default shall have occurred and be continuing;

          (k)  [RESERVED]

          (l) Indebtedness of any Unrestricted Subsidiary consisting entirely of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower that was not permitted by this subsection 7.2(l); and

          (m) Indebtedness of Peabody Australia to the Borrower in an aggregate amount not to exceed $50,000,000; provided that there exists an instrument or instruments evidencing such Indebtedness and such instrument or instruments have been pledged to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of the Guarantee and Collateral Agreement.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, surety bonds, trade contracts (other than for borrowed money), leases (other than Capital Lease Obligations), reclamation bonds, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary, or which are set forth in any Title Policy delivered to the Administrative Agent pursuant to the terms of this Agreement;

          (f) Liens in existence on the Closing Date and listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(e);

          (g) Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries permitted by subsection 7.2(b) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired;

          (h) Liens on the property or assets of a Person (other than any Acquired Subsidiary) which becomes a Restricted Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(c), provided that
     (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien, and (iii) the amount of Indebtedness secured thereby is not increased;

          (i)  Liens created pursuant to this Agreement and the Security
     Documents;

          (j) Liens on the property of the Borrower or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant's performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

          (k) so long as no Default or Event of Default shall have occurred and be continuing under subsection 8(h), attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $20,000,000;

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

          (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (n) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this subsection 7.3; provided that such Lien does not apply to any additional property or assets of the Borrower or any Subsidiary (other than the proceeds of the property or asset subject to such Lien);

          (o) Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry;

          (p) Liens on assets of (and Capital Stock and other equity interests in) Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited hereunder;

          (q) Liens on the Chaco Royalty Stream in connection with a securitization thereof permitted by subsection 7.6;

          (r) Liens (not otherwise permitted hereunder) which secure obligations not exceeding $5,000,000 in the aggregate at any time outstanding and which are not senior to the Liens created pursuant to this Agreement and the Security Documents; and

          (s) Liens securing the net amount of Indebtedness under Hedging Obligations.

          7.4  Limitation on Guarantee Obligations.  Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 7.4 and extensions, renewals and replacements thereof, including the exercise of a 5% option requiring an increase of the Guarantee Obligations of the Borrower in respect of Black Beauty Coal Company provided, however, that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the Indebtedness guaranteed by the original guarantee;

          (b) Guarantee Obligations not otherwise permitted under this subsection 7.4 incurred after the Closing Date in an aggregate amount not to exceed $50,000,000 at any one time outstanding for the Borrower and its Restricted Subsidiaries provided, however, that any such Guarantee Obligations incurred by the Borrower and any of its Restricted Subsidiaries with respect to the same transaction shall be treated as a single transaction for the purposes of calculating the amount of Guarantee Obligations outstanding under this subsection 7.4(b);

          (c) guarantees made by the Subsidiaries of the Borrower pursuant to the Senior Notes Documents and the Subordinated Notes Documents; provided that such Subsidiaries are parties to the Guarantee and Collateral Agreement;

          (d) Guarantee Obligations of the Credit Parties created under the Credit Documents;

          (e)  the L/C Obligations;

          (f) Guarantee Obligations of the Borrower or any Subsidiary in respect of obligations of a Restricted Subsidiary or the Borrower permitted to be incurred by such Subsidiary or the Borrower by this Agreement;

          (g) Guarantee Obligations which are performance guarantees by the Borrower or any of its Restricted Subsidiaries of the ordinary course obligations (other than for the payment of borrowed money) of any Unrestricted Subsidiary in an aggregate amount not to exceed $150,000,000 at any one time outstanding; provided, however, that any such performance guarantee incurred by the Borrower and any of its Subsidiaries with respect to the same transaction shall be treated as a single transaction for the purpose of calculating the amount of obligations outstanding under this subsection 7.4(g);

          (h) indemnities in favor of the companies issuing title insurance policies insuring the Mortgages to induce such issuance;

          (i) indemnities made in the Commitment Letter, the Credit Documents and the Transaction Documents (including, without limitation, the indemnification of TEG with respect to the "value at risk" in respect of Citizens' trading book, which shall not exceed $5,000,000) and in the Constitutional Documents of the Borrower and its Subsidiaries;

          (j) Guarantee Obligations of Unrestricted Subsidiaries in respect of the obligations of other Unrestricted Subsidiaries not otherwise prohibited hereunder; and

          (k) Guarantee Obligations in respect of a letter of credit issued for the account of the Borrower and for benefit of the PBGC in a face amount not to exceed $37,000,000 and for which TEG provides credit support.

          7.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business (other than as provided in subsection 7.15), except:

          (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Restricted Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporations); provided that a Credit Party may only be merged or consolidated with or into another Credit Party;

          (b) any wholly-owned Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Restricted Subsidiary of the Borrower that is a Credit Party; and

          (c)  the Acquisition.

          7.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly-owned Subsidiary that is a Credit Party, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale for fair market value (as determined in good faith by the Borrower (and evidenced in a resolution of the Board of Directors of the Borrower delivered to the Administrative Agent with respect to any such sale determined to have a fair market value in excess of $25,000,000)) of any property or assets not otherwise permitted by this subsection 7.6; provided that the Net Proceeds thereof shall be applied pursuant to subsection 2.6(b)(ii) provided, further, that (i) the aggregate fair market value of all such Asset Sales during the first year after the Closing Date does not exceed five percent (5%) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such sale) and (ii) the aggregate fair market value of all such Asset Sales during each year subsequent to the first year after the Closing Date does not exceed ten percent (10%) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such sale);

          (c)  as permitted pursuant to subsection 7.5(b);

          (d) the sale, lease, transfer or exchange of inventory (including Coal and related products and mining equipment) in the ordinary course of business;

          (e) subject to subsection 6.5, transfers resulting from any casualty or condemnation of property or assets;

          (f) intercompany sales or transfers (among Credit Parties) of assets made in the ordinary course of business;

          (g) licenses, leases or subleases of tangible property in the ordinary course of business;

          (h) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

          (i) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (j) the sale or discount of accounts receivable without recourse arising in the ordinary course of business and, in any event, not including a securitization or other similar transaction;

          (k) the sale of any assets in connection with any sale and leaseback transaction otherwise permitted by subsection 7.12;

          (l) the sale or transfer of property or assets to the extent constituting an Investment in a Joint Venture or Unrestricted Subsidiary permitted by subsections 7.9(k) or 7.9(n), respectively, or otherwise permitted by subsection 7.9(i);

          (m) the restructuring, renegotiation or termination of any Coal Supply Agreements resulting in the Borrower or its Restricted Subsidiaries receiving in a single transaction, or series of related transactions, cash proceeds of no greater than $50,000,000; and

          (n) an exchange or "swap" of assets of the Borrower or any of its Restricted Subsidiaries for the assets (including ownership interests and excluding cash) of a Person other than the Borrower or a Restricted Subsidiary; provided that (A) the assets received by the Borrower or such Restricted Subsidiary will be used or useful in a Similar Business and (B) the Borrower or such Restricted Subsidiary receives reasonably equivalent value for such assets, such equivalent value to be demonstrated to the Administrative Agent (i) in a certificate of a Responsible Officer of the Borrower or such Restricted Subsidiary if the fair market value of the assets received by the Borrower or such Restricted Subsidiary is no greater than $10,000,000, (ii) in a resolution of the Board of Directors of the Borrower or such Restricted

     Subsidiary if the fair market value of the assets received by the Borrower or such Restricted Subsidiary is no greater than $10,000,000, (ii) in a resolution of the Board of Directors of the Borrower or such Restricted Subsidiary if the fair market value of the assets received by the Borrower or such Restricted Subsidiary is greater than $10,000,000 but no greater than $25,000,000 or (iii) at the Borrower's expense, in an opinion of an independent valuation firm selected by the Administrative Agent and reasonably acceptable to the Borrower if the fair market value of the assets received by the Borrower or such Restricted Subsidiary is greater than $25,000,000; provided, further, that the fair market value of all such assets exchanged or "swapped" in any fiscal year of the Borrower does not exceed ten percent (10%) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such exchange or swap); and

          (o) the sale of the Chaco Royalty Stream in connection with the securitization thereof for fair market value as determined by the Administrative Agent in its reasonable discretion;

provided, however, that with respect to any conveyance, sale, lease, assignment, transfer, exchange, "swap" or disposition of any assets of the Borrower or its Restricted Subsidiaries that constitutes Collateral to Persons that are not Credit Parties (including, without limitation, by virtue of the designation of a Credit Party as an Unrestricted Subsidiary as otherwise permitted hereunder, but other than pursuant to subsections 7.6(a), (d), (e), (g), (h), (i), (j), (k) (to the extent such sale and leaseback is permitted under subsection 7.12(b)) or
(o)), no more than the sum (the "Collateral Amount") of (i) 5% the Total Assets
                                 -----------------
of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such conveyance, sale, lease, assignment, transfer, exchange, "swap", disposition or designation) and (ii) the net amount by which the Total Commitments have been permanently reduced at such time, may be so conveyed, sold, leased, assigned, transferred or disposed of in the aggregate during the term of this Agreement without the Borrower substantially simultaneously replacing (pursuant to subsections 2.6(b)(ii), 7.6(n) or otherwise) such assets so conveyed, sold, leased, assigned, transferred, exchanged, "swapped," disposed of or designated in excess of the Collateral Amount with other assets to be included as Collateral on a dollar-for-dollar basis (as valued by the Administrative Agent (or its experts) in its reasonable discretion (but at the expense of the Borrower).

          7.7  Dividends and Distributions; Restrictions on Ability of
               -------------------------------------------------------
Restricted Subsidiaries to Pay Dividends.  (a)  Declare or pay, directly or
-----------------------------------------
indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose provided, however, that any Restricted Subsidiary may declare and pay dividends or make other distributions to the Borrower or another Subsidiary that is a Credit Party.

          (b) Permit its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Restricted Subsidiary (subclauses (i) and (ii) are collectively referred to as an "Upstream Payment"); provided,
                                                  ----------------
     however, that the foregoing shall not restrict any encumbrances or restrictions:

               (i)  existing on the Closing Date under Indebtedness set forth on
          Schedule 7.2(e) or under Operating Leases set forth on Schedule 7.7;

               (ii) contained in any debt instrument relating to a Person (other than any Acquired Subsidiary) acquired after the Closing Date; provided that (A) such encumbrances and restrictions are not applicable to any Person other than such Person or property or assets acquired, (B) such instrument was in existence at the time of such acquisition, and (C) the Borrower reasonably believes at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired Person to make an Upstream Payment in manner that would adversely affect the Borrower's ability to perform its obligations under the Credit Documents when due;

               (iii) incurred in connection with any Indebtedness permitted pursuant to subsection 7.2 (including any permitted extension, refinancing, renewal or replacement of Indebtedness contemplated by clauses (i) and (ii) above); provided that, (A) the Borrower reasonably believes at the time such Indebtedness is incurred that the terms of such Indebtedness will not restrict the ability of the Person incurring such Indebtedness to make an Upstream Payment in a manner that would adversely affect the Borrower's ability to perform its obligations under the Credit Documents when due and (B) such Indebtedness (other than Non-Recourse Debt of Unrestricted Subsidiaries) contains no express encumbrances or restrictions on the ability of such Person to make an Upstream Payment;

               (iv) contained in agreements relating to the sale of a Subsidiary pending such sale, provided, that such encumbrances and restrictions apply only to the Subsidiary that is to be sold and that such sale is otherwise permitted hereunder; and

               (v)    existing under, or by reason of, applicable law.

          7.8  Limitation on Capital Expenditures.  Make or commit to make
               ----------------------------------
Capital Expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding with respect to any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, any assets acquired with the proceeds from insurance for casualty or condemnation losses whether or not paid with the proceeds from insurance policies, any assets purchased with the intent to enter into a permitted sale and leaseback transaction resulting in an operating lease pursuant to subsection 7.12(b) and reinvestments of the proceeds of Asset Sales permitted by subsection 2.6(b)(ii)) except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

          Fiscal Year                        Amount
          -----------                        ------
          1999                                $300,000,000
          2000                                $300,000,000
          2001                                $300,000,000
          2002                                $300,000,000
          2003                                $300,000,000
          2004                                $300,000,000
          2005 and thereafter                 $300,000,000

provided, that up to 33 1/3% of any amount listed above for any fiscal year not so expended in such fiscal year may be carried over for expenditure in the immediately following fiscal year.

          7.9  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"),
                                                                -----------
except :

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c) loans and advances to employees of the Borrower or its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $5,000,000 at any one time outstanding;

          (d) Investments by the Borrower or its Restricted Subsidiaries in Persons that are, or become by virtue of such Investment (and compliance with subsection 6.10), Credit Parties and investments by such Subsidiaries in the Borrower and in other Subsidiaries that are Credit Parties;

          (e)  Investments in existence on the Closing Date set forth on
     Schedule 7.9(e) and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification or restatement shall increase the amount of the original loan, advance or investment;

          (f) promissory notes and other similar non-cash consideration received by the Borrower and its Restricted Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

          (g)  Investments required by subsection 6.11;

          (h) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower and its Restricted Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

          (i) so long as no Event of Default has occurred and is continuing, in addition to the other Investments permitted by this subsection 7.9, Investments in an aggregate amount not exceeding $75,000,000 (net of dividends and any other distributions paid in respect thereof), at cost, without regard to any write down or write up thereof;

          (j) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

          (k) Investments in Joint Ventures in an amount not to exceed, in the aggregate outstanding at any time (net of dividends and any other distributions paid in respect thereof), five percent (5%) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such Investment);

          (l) Investments in any assets constituting a business unit received by the Borrower or its Restricted Subsidiaries by virtue of an asset exchange or swap with a third party permitted by subsection 7.6(n) or acquired as a permitted Capital Expenditure under subsection 7.8;

          (m) Investments in a special purpose entity created in connection with the securitization of the Chaco Royalty Stream as permitted by subsection 7.6(o) in an amount not to exceed $20,000,000 in the aggregate;

          (n) Investments in Unrestricted Subsidiaries in an amount not to exceed in the aggregate outstanding at any time (net of dividends and any other distributions paid in respect thereof) two and one-half percent (2 1/2%)) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such Investment) during the first year after the Closing Date, and five percent (5%) of the Total Assets of the Borrower and its Restricted Subsidiaries (determined immediately prior to the time of each such Investment) at all times thereafter;

          (o) Investments in Citizens Entities on the Closing Date in an amount not to exceed $32,000,000 and Investments in Citizens Entities substantially concurrent with the Closing Date in an amount not to exceed $50,000,000;

          (p)  Hedge Agreements permitted under subsection 7.2(g); and

          (q) subject to the provisions of subsection 7.2(m), Investments by the Borrower in Peabody Australia in an aggregate amount not to exceed $50,000,000.

          7.10  Limitation on Optional Payments and Modifications of Instruments
                ----------------------------------------------------------------
and Agreements.  (a)  Make any optional payment or prepayment on or redemption
--------------
or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, the Senior Notes or the Subordinated Notes (whether upon acceleration of the maturity thereof, upon a "Change of Control" (as defined in the Senior Notes Indenture or the Subordinated Notes Indenture) or otherwise) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any Senior Notes Documents or Subordinated Notes Documents (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

          (b) Amend its Constitutional Documents in any manner which could adversely affect the rights of the Lenders under the Credit Documents or their ability to enforce the same.

          (c) Modify or amend, or waive any provision or condition contained in, any of the Transaction Documents in any manner that could reasonably be expected to be adverse to the Lenders.

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

          7.11  Limitation on Transactions with Affiliates.  (a) Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of the Borrower's or such Restricted Subsidiary's business and
(iii) upon fair and not materially less favorable terms to the Borrower or such Restricted Subsidiary, as the case may be, than it reasonably believes it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that satisfaction of the foregoing clause (iii) shall be demonstrated to the Administrative Agent (i) in a certificate of a Responsible Officer of the Borrower or such Restricted Subsidiary if the fair market value of the property or service purchased, sold, leased or exchanged by the Borrower or such Restricted Subsidiary is no greater than $10,000,000 (ii) in a resolution of the Board of Directors of the Borrower or such Restricted Subsidiary if the fair market value of the property or service purchased, sold, leased or exchanged by the Borrower or such Restricted Subsidiary is greater than $10,000,000 but no greater than $25,000,000 or (iii) at the Borrower's expense in an opinion of an independent valuation firm selected by the Administrative Agent and reasonably acceptable to the Borrower if the fair market value of the property or service purchased, sold, leased or exchanged by the Borrower or such Restricted Subsidiary is greater than $25,000,000; provided, however, that the provisions of the immediately preceding proviso of this subsection 7.11 shall not apply with respect to the pledge by the Borrower of the Capital Stock of any Citizens Entity to Lehman Brothers Holding Inc. to secure Guarantee Obligations issued by Lehman Brothers Holding Inc. in favor of any Person to support the Citizens Entities' "trading book". Notwithstanding the foregoing, any such transaction which is determined to be materially less favorable to the Borrower or a Restricted Subsidiary than the Borrower or such Restricted Subsidiary reasonably believes it would obtain in a comparable arm's length transaction nevertheless shall be permitted if the excess consideration being paid to such Affiliate would otherwise be permitted at such time as an Investment in such Affiliate under subsection 7.9 and, upon consummation of such transaction, such excess consideration being paid to such Affiliate shall constitute an Investment for the purposes of calculating compliance with subsection 7.9;

          (b) In addition, notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

               (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

               (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

               (iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Constitutional Documents or other corporate action of the Borrower or its Restricted Subsidiaries, respectively, or pursuant to applicable law;

               (iv)  transactions described in the Transaction Documents;

               (v) Investments in Unrestricted Subsidiaries and Joint Ventures permitted by subsection 7.9; and

               (vi) transactions among Credit Parties.

          7.12  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary; provided that the Borrower or a Restricted Subsidiary may enter into (a) a sale and leaseback transaction if the Borrower or such Restricted Subsidiary could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness, in each case in accordance with the restrictions contained in this Agreement and the other Credit Documents and (b) any sale and leaseback transaction relating to newly acquired assets where such sale and leaseback is consummated within 180 days after the initial acquisition of such assets by the Borrower or such Restricted Subsidiary.

          7.13  Limitation on Changes in Fiscal Year.  Permit the fiscal year of
                ------------------------------------
the Borrower to end on a day other than March 31, except that the Borrower may change its fiscal year end to December 31.

          7.14  Limitation on Negative Pledge Clauses.  Enter into with any
                -------------------------------------
Person any agreement, other than (a) this Agreement, (b) the Senior Notes Documents, (c) the Subordinated Notes Documents and (d) any industrial revenue bonds, purchase money mortgages, Financing Leases permitted by this Agreement or agreements evidencing Indebtedness permitted by subsection 7.2(b), (c) or (j) (to the extent refinancing Indebtedness incurred under subsection 7.2(c)) (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), which prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.15  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for Similar Businesses.

          7.16  Designated Senior Debt.  Designate any Indebtedness or other
                ----------------------
obligation, other than Indebtedness under the Credit Documents, as "Designated
                                                                    ----------
Senior Debt," as such term is defined in the Subordinated Notes Indenture as in
-----------
effect on the Closing Date, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Subordinated Notes Indenture or any other Indebtedness or other obligation of the Borrower and its Subsidiaries.

                         SECTION 8.  EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) the Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in subsection 6.4(a), 6.4(d), 6.5(a) (first sentence only), 6.7(d), 6.10, 6.14 or 6.17 or Section
     7 of this Agreement or subsection 5.5, 5.6, 5.7, 5.8(b), 5.9(a), 5.10 or
     5.11 of the Guarantee and Collateral Agreement; or

          (d) the Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days (unless a shorter cure period therefor is provided therein); or

          (e) the Borrower or any of its Restricted Subsidiaries shall (i) default (w) in any payment under any coal lease, (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or the net obligations under any Interest Rate Agreement or (y) in the payment of any Guarantee Obligation (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such lease, Indebtedness, Interest Rate Agreement obligation or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such lease, Indebtedness, Interest Rate Agreement obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or, other than with respect to a lease, any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the lessor under such lease or the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such lease to be terminated (and such lease is actually terminated), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless (i) the aggregate amount of lease payment obligations, Indebtedness, Interest Rate Agreement obligations and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000,000, (ii) such default continues for a period in excess of 10 days and (iii) with respect to defaults under coal leases only, the termination of such lease could reasonably be expected to result in a Material Adverse Effect; or

          (f) (i) the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any of its Restricted Subsidiaries or any of its Specified Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) the Borrower, any Subsidiary or any Commonly Controlled Entity has incurred or is likely to incur a liability in connection with any "prohibited transaction" (as defined in Section 406 of ERISA or Section
          ----------------------
     4975 of the Code) involving any Plan, (ii) any "accumulated funding
                                                     -------------------
     deficiency" (as defined in Section 302 of ERISA), whether or not waived,
     ----------
     shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
     (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower, its Subsidiaries or its "related persons" as defined in the Coal Act, shall be required to make during any fiscal year payments pursuant to the Coal Act that, in the aggregate, exceed the amount set forth on Schedule IV with respect to such fiscal year, (vii) the Borrower or its Subsidiaries shall be required to make during any fiscal year payments pursuant to federal and state Black Lung Act claims in excess of the amount set forth on Schedule V with respect to such fiscal year, (viii) the Borrower or its Subsidiaries shall be required to make during any fiscal year payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA or the Coal Act) that, in the aggregate, exceed the amount set forth on Schedule VI with respect to such fiscal year or (ix) any other similar event or condition shall occur or exist with respect to a Plan that is not in the ordinary course; and in each case in clauses (i) through (ix) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance (which coverage has been acknowledged by the appropriate insurers)) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) one or more surety, reclamation or similar bonds securing obligations of the Borrower or any Subsidiary (or any required guarantees thereof or required letters of credit with respect thereto) with an aggregate face amount of $100,000,000 or more shall be terminated, suspended or revoked and not replaced within 30 days of such termination, suspension or revocation; provided that the Borrower or any Subsidiary shall be permitted to replace such surety bonds with self-bonding obligations to the extent permitted by any Person to which the obligations secured by such bonds are owed) prior to full satisfaction of the obligations secured by such bonds; or

          (j) (i) any of the Security Documents shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents), or the Borrower or any other Credit Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent); or

          (k) the Guarantee Obligation of any Credit Party under the Credit Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Credit Party or any Person acting on behalf of any Credit Party, shall deny or disaffirm its obligations under such Guarantee Obligation; or

          (l)  there shall have occurred a Change in Control,

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon an Event of Default hereunder, the Agents and the Lenders shall also have all of the rights granted to them under the Security Documents and applicable law. Upon an Event of Default, and at the request of the Administrative Agent, for each real property interest (including coal reserves) selected by the Administrative Agent which is owned or leased by the Borrower or any of its Restricted Subsidiaries, the Borrower shall promptly (i) deliver to the Administrative Agent, a Mortgage, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender, and (ii) with respect to each such Mortgage, comply with all other requirements in connection with the delivery thereof as set forth in subsections 6.10(c)(i)(B) and 6.10(c)(i)(C).

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral and cash collateral account to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account.

     EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS SECTION, PRESENTMENT, DEMAND, PROTEST AND ALL OTHER NOTICES OF ANY KIND ARE HEREBY EXPRESSLY WAIVED.


                            SECTION 9.  THE AGENTS

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints each of the Agents as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding any provision to
the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any of the Agents.

          9.2  Delegation of Duties.  The Agents may execute any of their duties
               --------------------
under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither any of the Agents nor any of
               ----------------------
their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

          9.4  Reliance by Agents.  The Agents shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Except as expressly provided in this Agreement, the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  No Agent shall be deemed to have knowledge or
               -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a
             -----------------
notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit worthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder (or copies of which have been provided to the Administrative Agent pursuant to this Agreement), none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify each of the
               ---------------
Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages with respect to all Types of Loans in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Agents, in Their Individual Capacities.  The Agents and their
               --------------------------------------
respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agents were not acting in such capacities hereunder and under the other Credit Documents. With respect to the Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall
                                                    ------       -------
include the Agents in their individual capacities.

          9.9   Successor Administrative Agent, Documentation Agent and
                -------------------------------------------------------
Syndication Agent.  The Administrative Agent, any Documentation Agent or the
-----------------
Syndication Agent may resign as Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents or if a Documentation Agent or the Syndication Agent shall resign as Syndication Agent or Documentation Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower, which approval shall not be unreasonably withheld), shall succeed to the rights, powers and duties of the Administrative Agent or a Documentation Agent or the Syndication Agent, as the case may be, hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's, Documentation Agent's or Syndication Agent's, as the case may be, giving of notice of resignation, the retiring Administrative Agent, Documentation Agent, or Syndication Agent, as the case may be, may, on behalf of the Required Lenders, appoint a successor, Administrative Agent, Documentation Agent, or Syndication Agent, as the case may be, which shall be a Lender, and if no Lender shall be willing to serve, be a commercial bank having a combined capital and surplus of at least $500,000,000. Effective upon such appointment and approval, the term "Administrative Agent" or "Documentation Agent" or "Syndication Agent"
          --------------------      -------------------      -----------------
as the case may be, shall mean or include such successor agent, and the former Administrative Agent's or Syndication Agent's or Documentation Agent's, as the case may be, rights, powers and duties as Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Documentation Agent or Syndication Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's or Documentation Agent's or Syndication Agent's resignation as Administrative Agent or Documentation Agent or Syndication Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent or Syndication Agent, as the case may be, under this Agreement and the other Credit Documents. In connection with the appointment of any successor Administrative Agent hereunder, the Borrower shall, and shall cause each of the Credit Parties to, promptly execute such documents, instruments, amendments and the like (such as, without limitation, UCC-3 amendments) necessary to effect such succession and preserve the Agents' and the Lender's rights hereunder, under the other Credit Documents and in the Collateral.

          9.10  The Arranger.  Except as expressly set forth herein, the
                ------------
Arranger, in its capacity as such, shall ha ve no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Credit Documents.


                          SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Neither this Agreement nor any other
                ----------------------
Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend any scheduled date of payment or maturity of any Loan or any L/C Obligation under subsection 3.5, extend the expiration of any Letter of Credit beyond the Revolving Loan Termination Date, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase any commitment of any Lender or extend the expiry of any commitment of any Lender without the consent of such Lender, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Requisite Class Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Lenders, or (iii) release all or substantially all of the Collateral or release any of the Credit Parties from their Guarantee Obligations under the Credit Documents (except as otherwise expressly permitted under the Credit Documents) without the consent of all Lenders, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Agents,
(v) amend, modify or waive any provision of subsection 2.1(b), any other provision of this Agreement relating to the Swing Line Loans or the Swing Line Note without the written consent of the Swing Line Lender, or (vi) amend, modify or waive any provision of this Agreement or any other Credit Document which would directly and adversely affect the Arranger or the Agents or the Issuing Lender or the Swing Line Lender without the written consent of the Arranger, the Agents or the Issuing Lender or the Swing Line Lender, as the case may be. In addition to the foregoing, no amendment, modification, termination or waiver of any provision of subsection 2.5 or subsection 2.6 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments (or the applications thereof) or Commitment reductions applicable to any Class (an "Affected Class") in a manner that disproportionately disadvantages such Class
 --------------
relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection
2.6 with respect to only one Class shall be deemed to not disproportionately disadvantage the other Class and, therefore, shall not require the consent of Requisite Class Lenders of such other Class). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Issuing Lender and all future holders of the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as an issuance of a new Letter of Credit. In the case of any waiver, the Borrower, the Lenders and the Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          10.2  Notices.  Except as otherwise expressly set forth herein, all
                -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent, the Syndication Agent or either Documentation Agent, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

  The Borrower or
     any of its
     Subsidiaries:       Lehman Merchant Banking
                         3 World Financial Center
                         200 Vesey Street
                         New York, NY  10285

                         Attention:  Steven Berkenfeld, Esq.
                         Fax:        212-526-2198


                         P&L Coal Holdings Corporation
                         701 Market Street
                         St. Louis, Missouri

                         Attention:  Steve Schaab
                         Fax:        314-342-3449

  The Administrative
     Agent:              The First National Bank of Chicago
                         Mail Suite 0362
                         One First National Plaza
                         Chicago, Illinois 60670-0362

                         Attention:  Energy, Minerals & Utilities
                         Fax:        312-732-3055


  The Documentation
     Agents: Bank of America National Trust & Savings Association 335 Madison Avenue
                         New York, NY 10017

                         Attention:  Heidi Sandquist
                         Fax:        212-503-7502

                         and

                         The Fuji Bank, Limited
                         2 World Trade Center
                         79th Floor
                         New York, NY 10048

                         Attention:  David Lee
                         Fax:        212-848-2399


  The Syndication
     Agent:              Lehman Commercial Paper Inc.
                         3 World Financial Center, 9th Floor
                         New York, New York 10285

                         Attention:  Michelle Swanson
                         Fax:        212-526-4911

  The Arranger:          Lehman Brothers Inc.
                         3 World Financial Center, 9th Floor
                         New York, New York  10285

                         Attention:  Michelle Swanson
                         Fax:        212-526-4911

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2 shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
                -----------------------------
or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, charges and disbursements of a single counsel for the Agents (in addition to any local and foreign counsel), (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents and any "workout" hereunder or thereunder, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent and each Issuing Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, defend, indemnify, and hold each Lender and each Agent and each Issuing Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Credit Documents or the use of the proceeds of the Loans in connection with the Transaction, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Mining and Environmental Law applicable to the activities of the Borrower, any of its Subsidiaries or any of the Properties or Businesses or any prior businesses for which the Borrower has, or may reasonably be alleged to have retained liability (all the foregoing in this clause (d), collectively, the "indemnified liabilities"). The Borrower shall have no
                   -----------------------
obligation hereunder to any Agent or the Issuing Lender or any Lender with respect to otherwise indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or the Issuing Lender or such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
           ------------
Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Letters of Credit, the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that in the case of subsection 2.15, such Participant shall have complied with the requirements of said Section; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof (including, without limitation, in the case of any Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common (or affiliated) management with such Lender), or, with the consent of the Borrower, the Issuing Lender (with respect to assignments of Revolving Credit Commitments and Revolving Credit Loans only) and the Syndication Agent (which in each case shall not be unreasonably withheld and shall not be required in connection with an assignment involving LCPI), to any other Person (an "Assignee") all or any part of its rights and obligations under this Agreement
 --------
and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof (including, without limitation, in the case of a fund, another fund under common (or affiliated) management therewith), by the Borrower, the Issuing Lender (with respect to assignments of Revolving Credit Commitments and Revolving Credit Loans only) and the Syndication Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Syndication Agent, provided that, (A) in the case of any such assignment to a Person other than a Lender or any affiliate thereof (including, without limitation, in the case of a fund, another fund under common (or affiliated) management therewith), either (x) such assignment is of all the rights and obligations of the assigning Lender or (y) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Syndication Agent),
(B) in the case of any such assignment to a Person other than a Lender or any affiliate thereof (including, without limitation, in the case of a fund, another fund under common (or affiliated) management therewith), each Assignee which is a Non-U.S. Lender shall comply with the provisions of subsection 2.15(b) hereof and (C) any assignment to an Assignee as to which the Borrower has no right of consent under this subsection shall not be permitted if it would at the time of assignment thereof result in additional cost to the Borrower under subsection
2.14 or 2.15. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection to the contrary, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 8 shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders
      --------
and Commitments of and principal amounts of the Loans of each Type owing to, each Lender from time to time and the registered owners of the Obligations evidenced by the Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan, a Note or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled."
        ---------

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof (including, without limitation, in the case of a fund, another fund under common (or affiliated) management therewith), by the Borrower, the Issuing Lender (with respect to assignments of Revolving Credit Commitments and Revolving Credit Loans only) and the Syndication Agent) together with payment by the assigning Lender or the Assignee to the Administrative Agent of a registration and processing fee of $2,500 (provided that no such payment shall be required with respect to assignments (y) involving LCPI as assignor or assignee or (z) assignments to an Assignee which is already a Lender; provided, further, that with respect to one or more substantially concurrent assignments by a Lender to an affiliate or affiliates thereof or to Persons under common (or affiliated) management with such Lender, only one such fee shall be payable), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee,
                                  ----------
subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.15(b) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.15(b).

          (h) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection and subsection 2.5(h) concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and (ii) the assignment or pledge by any Lender that is a fund of all or any portion of its rights under this Agreement to secure such Lender's Indebtedness; provided that, no such assignment under this clause (h) shall release the assignor Lender from its obligations hereunder.

          (i) On the Effective Date, each of the Lenders party hereto (other than the Original Lender) shall be deemed to have purchased and accepted from the Original Lender (and the Original Lender shall be deemed to have so sold and assigned to each such Lender) a portion of the Original Lender's Commitments and Loans under the Original Credit Agreement, in each case in the amounts set forth on Schedule I hereto and without recourse to the Original Lender, each such purchase and acceptance to be effective when full payment therefor is received by the Original Lender in immediately available funds. To the extent that any Lenders choose to consummate the sale of any Loans between them by utilizing the cash management facilities of the Administrative Agent, (y) such Lenders authorize and direct the Administrative Agent, upon receipt of the purchase price for such assignment from the Assignee in immediately available funds, to promptly remit such amount to the assigning Lender and (z) to the extent such Lenders have agreed to the payment of any fees from the assigning Lender to the Assignee in connection with such assignment, such Lenders authorize and direct the Administrative Agent, upon receipt of such fees from the assigning Lender in immediately available funds, to promptly remit such amount to the Assignee.
Such Lenders hereby agree to indemnify and hold harmless the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in connection with performing these cash management functions; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          10.7  Adjustments; Set-off.  (a)  If any Lender (a "benefitted
                --------------------                          ----------
Lender") shall at any time receive any payment of all or part of its Loans or
------
the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Integration.  This Agreement and the other Credit Documents
                 -----------
represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  SUBMISSION TO JURISDICTION; WAIVERS.  THE BORROWER HEREBY
                 -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          10.13  Acknowledgements.  The Borrower hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Arranger, the Agents and the Lenders has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS, THE ARRANGER,
                 ---------------------
THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15  Confidentiality.  Each Lender agrees to keep confidential all
                 ---------------
non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof,
(iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally-recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender, or
(viii) in connection with the exercise of any remedy hereunder.

          10.16  Prudential Note.  For the avoidance of doubt, the parties
                 ---------------
hereto hereby agree that the Obligations of the Borrower and the other Credit Parties hereunder and under the other Credit Documents (including, without limitation, all Indebtedness of the Borrower hereunder and of the other Credit Parties (including, without limitation, PHCI) under the Guarantee and Collateral Agreement) is "Senior Debt," as such term is defined in the Prudential Note.

          10.17  Year 2000.  The Borrower has reviewed, or will expeditiously
                 ---------
review, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem. The Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all of its Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect. At the request of the Administrative Agent, the Borrower will provide the Administrative Agent with assurances and substantiations

(including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. The Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

          10.18  Existing Agreements Superseded.   As set forth in Section 1.3
                 ------------------------------
hereof, the Original Credit Agreement is superseded by this Credit Agreement, which has been executed in renewal, amendment, restatement and modification, but not in extinguishment of, the obligations under the Original Credit Agreement.

                           [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              P&L Coal Holdings Corporation,
                               as Borrower


                                  /s/ H.E. Lentz
                              By:__________________________________
                                Name: H.E. Lentz
                                Title: President


                              Lehman Commercial Paper Inc.,
                               as a Lender and as Syndication Agent


                                 /s/ Dennis J. Dee
                              By:__________________________________
                                Name: Dennis J. Dee
                                Title: Vice President


                              Lehman Brothers Inc.,
                               as Arranger


                                 /s/ Dennis J. Dee
                              By:__________________________________
                                Name: Dennis J. Dee
                                Title: Vice President


                              The First National Bank of Chicago,
                               as a Lender and as Administrative Agent


                                 /s/ William V. Clifford
                              By:__________________________________
                                Name: William V. Clifford
                                Title: Vice President

                              [SIGNATURES CONTINUED ON NEXT PAGE]

                              Bank of America National Trust & Savings
                              Association,
                               as a Lender and as Documentation Agent


                                 /s/ Daniel Rencricca
                              By:__________________________________
                                Name: Daniel Rencricca
                                Title: Vice President


                              The Fuji Bank, Limited,
                               as a Lender and as Documentation Agent

                                 /s/ Teiji Teramoto
                              By:__________________________________
                                Name: Teiji Teramoto
                                Title: Vice President & Manager

                                                                      Schedule I
                                                             to Credit Agreement
                                                             -------------------



                   [Available from the Administrative Agent]

                                                               Schedule II
                                                           to Credit Agreement
                                                           -------------------

                                 Pricing Grid
                                 ------------

 RATIO OF TOTAL                        TRANCHE A     TRANCHE A     TRANCHE B    TRANCHE B  COMMITMENT
    DEBT TO                               TERM         TERM        TERM LOAN    TERM LOAN     FEE*
     EBITDA                             LOAN AND     LOAN AND     APPLICABLE   APPLICABLE
                                       REVOLVING     REVOLVING     MARGIN -     MARGIN -
                                         CREDIT       CREDIT         LIBOR     BASE RATE*
                                        FACILITY     FACILITY        RATE*
                                       APPLICABLE   APPLICABLE
                                        MARGIN -   MARGIN - BASE
                                         LIBOR         RATE*
                                         RATE*
--------------------------------------------------------------------------------------------------------
Greater than or Equal to 4.75X           2.250%       1.250%        2.375%       1.375%      .500%
Greater than or Equal to 4.25X           2.000%       1.000%        2.125%       1.125%      .500%
Greater than or Equal to 3.75X           1.750%       0.750%        2.000%       1.000%      .375%
Less than 3.75X                          1.500%       0.500%        2.000%       1.000%      .375%

_________________

* Notwithstanding the foregoing grid: (a) the Applicable Margin for the Tranche A Term Loan and the Revolving Credit Facility for the 6 months following the Closing Date will be 1.250% for Base Rate Loans and 2.250% for LIBOR Loans, (b) the Applicable Margin for the Tranche B Term Loan for the 6 months following the Closing Date will be 1.375% for Base Rate Loans and 2.375% for LIBOR Loans and (c) the Commitment Fee rate Revolving Credit Facility for the 6 months following the Closing Date will be 0.50%.

                                                                    Schedule III
                                                         to the Credit Agreement
                                                         -----------------------

                             Transaction Documents
                             ---------------------

                                                                     Schedule IV
                                                             to Credit Agreement
                                                             -------------------


                                   Coal Act
                                   --------

            Fiscal Year                                 Payments
           -------------                                -----------
              1998                                      $11,802,000
              1999                                      $ 8,300,000
              2000                                      $ 8,100,000
              2001                                      $ 7,800,000
              2002                                      $ 7,500,000
              2003                                      $ 7,000,000
              2004                                      $ 6,600,000
              2005                                      $ 6,900,000
              2006                                      $ 7,200,000
              2007                                      $ 6,700,000

                                                                      Schedule V
                                                                      ----------
                                                             to Credit Agreement
                                                             -------------------


                                Black Lung Act
                                --------------

                             Fiscal Year Payments
                             --------------------

               1998                                     $ 9,334,000

               1999                                     $14,000,000

               2000                                     $15,000,000

               2001                                     $15,400,000

               2002                                     $16,000,000

               2003                                     $15,100,000

               2004                                     $12,400,000

               2005                                     $11,400,000

               2006                                     $11,700,000

               2007                                     $12,000,000

                                                                     Schedule VI
                                                             to Credit Agreement
                                                             -------------------



                           Retiree Welfare Benefits
                           ------------------------

         Fiscal Year                                      Payments
         -----------                                     -----------
            1998                                         $48,710,000

            1999                                         $53,080,000

            2000                                         $59,037,000

            2001                                         $61,295,000

            2002                                         $63,921,000

            2003                                         $66,080,000

            2004                                         $69,523,000

            2005                                         $71,756,000

            2006                                         $74,440,000

            2007                                         $77,917,000